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The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-126938

           SUBJECT TO COMPLETION DATED APRIL 12, 2007

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus Dated September 9, 2005)

            Shares

    % Series A Cumulative Redeemable Preferred Stock
(Liquidation Preference $25.00 per share)

          We are offering to the public            shares of our    % Series A Cumulative Redeemable Preferred Stock, which we refer to in this prospectus supplement as the Series A Preferred Stock. Dividends on the Series A Preferred Stock will be cumulative from, and including, the date of original issue and payable quarterly, beginning on or about July 15, 2007, at the rate of    % of the liquidation preference per annum, or $    per share of Series A Preferred Stock per year. However, if following a "change of control," the Series A Preferred Stock is not listed on the New York Stock Exchange or the American Stock Exchange or quoted on NASDAQ, investors will be entitled to receive cumulative cash dividends from, but excluding, the first date on which both the change of control has occurred and the Series A Preferred Stock is not so listed or quoted at the increased rate of    % per year of the $25.00 liquidation preference (equivalent to $    per annum per share) for as long as the Series A Preferred Stock is not so listed or quoted.

          Except in instances relating to preservation of our ability to qualify as a real estate investment trust or, a REIT, for federal income tax purposes or in connection with a "change of control," the Series A Preferred Stock is not redeemable prior to April     , 2012. On and after April     , 2012, we may redeem the Series A Preferred Stock in whole at any time or in part from time to time at a redemption price of $25.00 per share, plus any accrued and unpaid dividends to the date of redemption. If at any time following a "change of control," the Series A Preferred Stock is not listed on the New York Stock Exchange or the American Stock Exchange or quoted on NASDAQ, we will have the option to redeem the Series A Preferred Stock, in whole but not in part, within 90 days after the first date on which both the change of control has occurred and the Series A Preferred Stock is not so listed or quoted, for cash at $25.00 per share, plus accrued and unpaid dividends, if any, to the redemption date. The Series A Preferred Stock has no maturity date and will remain outstanding indefinitely unless redeemed.

          We intend to file an application to list the Series A Preferred Stock on the New York Stock Exchange under the symbol "GKKPrA." If this application is approved, trading of the Series A Preferred Stock on the New York Stock Exchange is expected to begin within 30 days following initial delivery of the Series A Preferred Stock. There is currently no public market for the Series A Preferred Stock.

          The Series A Preferred Stock is subject to certain restrictions on ownership and transfer designed to preserve our qualification as a REIT for federal income tax purposes. See "Description of Common Stock—Restrictions on Ownership" beginning on page 28 of in the accompanying prospectus.

          Investing in our Series A Preferred Stock involves risks. See "Risk Factors" beginning on page 18 of our Annual Report on Form 10-K/A, on page S-6 of this prospectus supplement and on page 2 of the accompanying prospectus.

	Per Share	Total
Public Offering Price	$25.00	$
Underwriting Discount	$0.7875	$
Proceeds to Gramercy Capital Corp., before expenses	$24.2125	$

          We have granted the underwriters a 30-day option to purchase up to an additional    shares of our Series A Preferred Stock to cover over-allotments, if any.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          Delivery of the Series A Preferred Stock in book-entry form through The Depository Trust Company will be made on or about April     , 2007.

Sole Book-Running Manager

Wachovia Securities

Co-Managers

Bear, Stearns & Co. Inc. Oppenheimer & Co.

The date of this prospectus supplement is April    , 2007.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

i

About This Prospectus Supplement

          You should rely only on the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any state where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

          This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering of Series A Preferred Stock. This prospectus supplement adds, updates and changes information contained in the accompanying prospectus and the information incorporated by reference. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement shall control.

          Unless the context requires otherwise, all references to "our company," "we," "our" and "us" in this prospectus supplement means Gramercy Capital Corp. and all entities owned or controlled by Gramercy Capital Corp., including our operating partnership, GKK Capital LP.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

          This prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference herein contain forward-looking statements that are subject to risks and uncertainties. You can identify forward-looking statements by the use of forward-looking expressions such as "may," "will," "should," "expect," "believe," "anticipate," "estimate," "intend," "plan," "project," or "continue," or any negative or other variations on such expressions. Forward-looking statements include information concerning possible or assumed future results of our operations, including any forecasts, projections and plans and objectives for future operations. Although we believe that our plans, intentions and expectations as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions or expectations will be achieved. We have listed below and have discussed elsewhere in the accompanying prospectus and the documents incorporated by reference therein some important risks, uncertainties and contingencies which could cause our actual results, performance or achievements to be materially different from the forward-looking statements we make in the accompanying prospectus. These risks, uncertainties and contingencies include, but are not limited to, the following:

  •
  the success or failure of our efforts to implement our current business strategy;

  •
  economic conditions generally and in the commercial finance and real estate markets specifically;

  •
  the performance and financial condition of borrowers and corporate customers;

  •
  the actions of our competitors and our ability to respond to those actions;

  •
  the cost of our capital, which depends in part on our asset quality, the nature of our relationships with our lenders and other capital providers, our business prospects and outlook and general market conditions;

  •
  availability of qualified personnel;

  •
  availability of investment opportunities in real estate-related and other securities;

  •
  the adequacy of our cash reserves and working capital;

  •
  unanticipated increases in financing and other costs, including a rise in interest rates;

  •
  the timing of cash flows, if any, from our investments;

  •
  risks of structured finance investments;

  •
  changes in governmental regulations, tax rates and similar matters;

  •
  legislative and regulatory changes (including changes to laws governing the taxation of REITs or the exemptions from registration as an investment company);

  •
  environmental and/or safety requirements;

  •
  our ability to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes, our operating partnership's ability to satisfy the rules in order for it to qualify as a partnership for federal income tax purposes, and the ability of certain of our subsidiaries to qualify as REITs and certain of our subsidiaries to qualify as taxable REIT subsidiaries for federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules;

  •
  GKK Manager LLC remaining our Manager;

  •
  competition with other companies;

  •
  the continuing threat of terrorist attacks on the national, regional and local economies; and

  •
  other factors discussed under the heading "Risk Factors" in our Annual Report on Form 10-K/A, this prospectus supplement and the accompanying prospectus.

          We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. In evaluating forward-looking statements, you should consider these risks and uncertainties, together with the other risks described from time-to-time in our reports and documents which are filed with the SEC, and you should not place undue reliance on those statements.

PROSPECTUS SUPPLEMENT SUMMARY

          This summary highlights information more fully described elsewhere in this prospectus supplement and the accompanying prospectus. You should read carefully this entire prospectus supplement and the accompanying prospectus including the risks set forth under the caption "Risk Factors" in this prospectus supplement, the risks set forth under the caption "Item 1A. Risk Factors" included in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2006, which is incorporated by reference in this prospectus supplement, and the risks set forth under the caption "Risk Factors" beginning on page 2 of the accompanying prospectus, before deciding to invest in the Series A Preferred Stock.

Gramercy Capital Corp.

          We are a commercial real estate specialty finance company that focuses on the direct origination and acquisition of whole loans, subordinate interests in whole loans, mezzanine loans, preferred equity and net lease investments involving commercial properties throughout the United States.

          We conduct substantially all of our operations through and all assets are held by our operating partnership, GKK Capital LP, or the operating partnership, a Delaware limited partnership. We, as the sole general partner of, and holder of 100% of the common units of, the operating partnership, have the responsibility and discretion in the management and control of the operating partnership, and the limited partners of the operating partnership, in such capacity, have no authority to transact business for, or participate in the management activities of, the operating partnership. Accordingly, we consolidate the accounts of the operating partnership in our financial statements.

          We are externally-managed and advised by GKK Manager LLC, or the Manager, a majority-owned subsidiary of SL Green Realty Corp., a publicly-traded Maryland corporation (NYSE:SLG). At December 31, 2006, SL Green also owned approximately 25% of the outstanding shares of our common stock. We have qualified as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, commencing with our taxable year ended December 31, 2004 and we expect to qualify for the current taxable year. As a REIT, we generally will not be subject to U.S. federal income taxes to the extent we distribute our net taxable income to our stockholders.

          Our principal executive offices are located at 420 Lexington Avenue, New York, New York 10170 and our telephone number is 212-297-1000. We maintain a website at www.gramercycapitalcorp.com. Information contained on or connected to our website is not, and should not be interpreted to be, part of this prospectus supplement or the accompanying prospectus.

The Offering

          The offering terms are summarized below solely for your convenience. This summary is not a complete description of the Series A Preferred Stock. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the Series A Preferred Stock, see the discussion under the caption "Description of the Series A Preferred Stock" beginning on page S-6 of this prospectus supplement.

Issuer	Gramercy Capital Corp.
Securities Offered	shares of our Series A Preferred Stock ( shares if the underwriters' over-allotment option is exercised in full).
Price per Series A Preferred Share	$25.00.
Dividends
Dividends on each share of Series A Preferred Stock will be cumulative from, and including, the date of original issue and will be payable quarterly in arrears on or about the 15th of each April, July, October and January, commencing on or about July 15, 2007, at the rate of % of the liquidation preference per year, or $ per share of Series A Preferred Stock per year. However, if following a "change of control," the Series A Preferred Stock is not listed on the New York Stock Exchange, or the NYSE, or the American Stock Exchange or quoted on NASDAQ, investors will be entitled to receive, when and as authorized by our Board of Directors and declared by us, out of funds legally available for the payment of distributions, cumulative cash dividends from, but excluding, the first date on which both the change of control has occurred and the Series A Preferred Stock is not so listed or quoted at the increased rate of % per annum of the $25.00 liquidation preference (equivalent to $ per year per share for as long as the Series A Preferred Stock is not so listed or quoted). To see how we define change of control for this purpose, see "Description of the Series A Preferred Stock—Dividends" below.
Any dividend payable on the Series A Preferred Stock for any partial dividend period will be pro-rated, computed on the basis of a 360 day year consisting of twelve 30 day months.
Dividends on the Series A Preferred Stock will accumulate even if:
• Any of our agreements prohibit the current payment of dividends;
• We do not have earnings or funds legally available to pay such dividends; or
• We do not declare such dividends.
Liquidation Preference
If we liquidate, dissolve or wind up, holders of the Series A Preferred Stock will have the right to receive $25.00 per share, plus an amount equal to accrued and unpaid dividends (whether or not earned or declared) through and including the date of payment, before any payments are made to the holders of our shares of common stock or other junior securities.

Maturity
The Series A Preferred Stock has no maturity date and we are not required to redeem the Series A Preferred Stock. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely, unless we decide to redeem it at our option. We are not required to set aside funds to redeem the Series A Preferred Stock.
Ranking
The Series A Preferred Stock will rank senior to our common stock and any other junior shares that we may issue in the future, on parity with any parity shares that we may issue in the future, and junior to any senior shares that we may issue in the future and to our indebtedness, or indebtedness of our subsidiaries, in each case with respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up. We intend to contribute the net proceeds from the offering to our operating partnership in exchange for preferred units in our operating partnership (with economic terms that mirror the terms of the Series A Preferred Stock). These preferred units will rank, as to distributions and upon liquidation, senior to the Class A Common Units and Class B Units of limited partnership interest in our operating partnership, on parity with any parity preferred units in our operating partnership that we may issue in the future and designate as parity units and junior to any senior preferred units in our operating partnership that we may issue in the future and designate as senior units and to any indebtedness of our operating partnership or its subsidiaries.
Conversion	The Series A Preferred Stock is not convertible into or exchangeable for any property or any of our other securities.
Special Optional Redemption
If at any time following a "change of control," the Series A Preferred Stock is not listed on the NYSE or the American Stock Exchange or quoted on NASDAQ, we will have the option to redeem the Series A Preferred Stock, in whole but not in part, within 90 days after the first date on which both the change of control has occurred and the Series A Preferred Stock is not so listed or quoted, for cash at $25.00 per share, plus accrued and unpaid dividends (whether or not declared) to the redemption date. To see how we define change of control for this purpose, see "Description of the Series A Preferred Stock — Dividends" below.
Optional Redemption
Except in limited instances relating to preservation of our ability to qualify as a REIT or pursuant to our special optional redemption right discussed above, the Series A Preferred Stock is not redeemable prior to April , 2012. On and after April , 2012, we may redeem the Series A Preferred Stock, in whole at any time or in part from time to time, at a redemption price of $25.00 per share, plus any accrued and unpaid dividends (whether or not earned or declared) through the date of redemption.
Voting Rights
Holders of the Series A Preferred Stock generally will have no voting rights, except as required by law. However, if dividends on the Series A Preferred Stock are in arrears for six or more quarterly dividend periods (whether or not consecutive), the holders of the Series A Preferred Stock (voting separately as a class with the holders of any other series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will have the right to elect one member to serve on our Board of Directors until such dividend arrearage is eliminated. In addition, certain changes that would be material and adverse to the rights of holders of the Series A Preferred Stock (including the issuance of a senior stock) cannot be made without the affirmative vote of holders of at least two-thirds of the outstanding Series A Preferred Stock and all other series of parity preferred stock upon which like voting rights have been conferred and are exercisable, voting as a single class. If any such changes would be material and adverse to holders of some but not all series of parity preferred stock, a vote of at least two-thirds of the holders of only the series materially and adversely affected would be required.

Information Rights
During any period in which we are not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and any shares of Series A Preferred Stock are outstanding, we will (i) transmit by mail to all holders of Series A Preferred Stock, as their names and addresses appear in our record books and without cost to such holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended, and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series A Preferred Stock. We will mail the information to the holders of Series A Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC if we were subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.
Listing
We intend to file an application to list the Series A Preferred Stock on the NYSE under the symbol "GKKPrA." We expect trading of the shares of Series A Preferred Stock on the NYSE, if listing is approved, to commence within 30 days after the initial delivery of the shares. There is currently no public market for the Series A Preferred Stock.
Use of Proceeds	We intend to use the proceeds of this offering to repay outstanding indebtedness and for other general corporate purposes.
Restrictions on Ownership
To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, our charter generally prohibits any stockholder from directly or indirectly owning more than 9.8% of the aggregate value of the outstanding shares of our stock, or more than 9.8% (in value or number, whichever is more restrictive) of the outstanding shares of our common stock. Our Board of Directors has discretion to grant exemptions from the 9.8% ownership limitations, subject to such terms and conditions as it deems appropriate. These restrictions on ownership of our common stock and preferred stock are intended to preserve our qualification as a REIT for U.S. federal income tax purposes. See "Description of Common Stock—Restrictions on Ownership" beginning on page 28 of the accompanying prospectus for information about these restrictions.

Settlement Date	Delivery of the shares of Series A Preferred Stock will be made against payment therefor on or about April , 2007.
Form	The Series A Preferred Stock will be maintained in book-entry form registered in the name of the nominee of The Depository Trust Company, except under limited circumstances.
Risk Factors
See "Risk Factors" beginning on page S-6 of this prospectus supplement and on page 2 of the accompanying prospectus, as well as "Item 1A. Risk Factors" beginning on page 18 of our Annual Report on Form 10-K/A for the year ended December 31, 2006, for a discussion of certain considerations relevant to an investment in our stock.

Restrictions on Ownership

RISK FACTORS

          An investment in our preferred stock involves risks. You should carefully consider, among other factors, the risk factors described below and the matters described under "Risk Factors" beginning on page 2 of the accompanying prospectus and under "Item 1A. Risk Factors" beginning on page 18 of our Annual Report on Form 10-K/A for the year ended December 31, 2006 before deciding to purchase our Series A Preferred Stock.

The market value of the Series A Preferred Stock could be substantially affected by various factors.

          The Series A Preferred Stock is a new issue of securities with no established trading market. We intend to apply to list the Series A Preferred Stock on the NYSE. However, an active trading market on the NYSE for the Series A Preferred Stock may not develop or last, in which case the trading price of the Series A Preferred Stock could be adversely affected. If an active trading market does develop on the NYSE, the Series A Preferred Stock may trade at prices higher or lower than the initial offering price. The trading price of our Series A Preferred Stock will depend on many factors, including:

  •
  prevailing interest rates;

  •
  the market for similar securities;

  •
  general economic conditions; and

  •
  our financial condition, results of operations and prospects.

          We have been advised by some of the underwriters that they intend to make a market in our Series A Preferred Stock, but they are not obligated to do so and may discontinue market-making at any time without notice.

Our ability to pay dividends may be limited.

          Because we conduct substantially all of our operations through our operating partnership, our ability to pay dividends on the Series A Preferred Stock will depend almost entirely on payments and dividends received on our interests in our operating partnership. Additionally, the terms of some of the debt to which our operating partnership is a party limit its ability to make some types of payments and other dividends to us. This in turn limits our ability to make some types of payments, including payment of dividends on the Series A Preferred Stock, unless we meet certain financial tests or such payments or dividends are required to maintain our qualification as a REIT. As a result, if we are unable to meet the applicable financial tests, we may not be able to pay dividends on the Series A Preferred Stock in one or more periods.

          Additionally, our ability to pay dividends on the Series A Preferred Stock is limited by the laws of Maryland. Under applicable Maryland law, a Maryland corporation may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we may not make a distribution on the Series A Preferred Stock if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any series of preferred stock then outstanding, if any, with preferences senior to those of the Series A Preferred Stock.

We may incur additional indebtedness, which may harm our financial position and cash flow and potentially impact our ability to pay dividends on the Series A Preferred Stock.

          Our governing documents do not limit us from incurring additional indebtedness and other liabilities. As of December 31, 2006, we had approximately $2.25 billion of consolidated indebtedness outstanding. We may incur additional indebtedness and become more highly leveraged, which could harm our financial position and potentially limit our cash available to pay dividends. As a result, we may not have sufficient funds to satisfy our dividend obligations relating to the Series A Preferred Stock if we incur additional indebtedness.

We cannot assure you that we will be able to pay dividends regularly.

          Our ability to pay dividends in the future is dependent on our ability to operate profitably and to generate cash from our operations. We cannot guarantee that we will be able to pay dividends on a regular quarterly basis in the future. Furthermore, any new shares of common stock issued will substantially increase the cash required to continue to pay cash dividends at current levels. Any common stock or preferred stock that may in the future be issued to finance acquisitions, upon exercise of stock options or otherwise, would have a similar effect.

The Series A Preferred Stock has not been rated and will be subordinated to all of our existing and future debt.

          The Series A Preferred Stock has not been rated by any nationally recognized statistical rating organization, and will be subordinated to all of our existing and future debt.

Our ability to issue preferred stock in the future could adversely affect the rights of holders of our Series A Preferred Stock.

          Our charter authorizes us to issue up to 25,000,000 shares of preferred stock in one or more series on terms determined by our Board of Directors. As of December 31, 2006, we had no shares of preferred stock outstanding. Our future issuance of any series of preferred stock under our charter could therefore effectively diminish our ability to pay dividends on, and the liquidation preference of, our Series A Preferred Stock.

Certain transactions may affect the liquidity of the Series A Preferred Stock and the right of holders of the Series A Preferred Stock to receive comprehensive data on our company on a periodic basis.

          If we engage in a sale, lease, conveyance of all, or substantially all, of our assets or a merger or other business combination that (i) results in the Series A Preferred Stock not being listed on a national securities exchange and/or (ii) our company or any successor company to us not being subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, then the Series A Preferred Stock might no longer have an established trading market and your liquidity would be adversely affected. Additionally, you would not have access to certain types of information filed by us on a periodic basis with the Securities and Exchange Commission, or the SEC.

Our qualification as a REIT and exemption from U.S. federal income tax with respect to certain assets may be dependent on the accuracy of legal opinions rendered to or statements by the issuers of securities in which we invest.

          When purchasing securities, we may rely on opinions of counsel for the issuer of such securities, or statements made in related offering documents, for purposes of determining whether such securities represent debt or equity securities for U.S. federal income tax purposes, and therefore to what extent those securities constitute REIT real estate assets for purposes of the REIT asset tests and produce income which qualifies under the 75% REIT gross income test. In addition, when purchasing CDO equity, we may rely on opinions of counsel regarding the qualification of the CDO for exemption from U.S. corporate income tax and the qualification of interests in such CDO as debt for U.S. federal income tax purposes. The inaccuracy of any such opinions or statements may adversely affect our REIT qualification and result in significant corporate-level tax.

Liquidation of collateral may jeopardize our REIT status.

          To continue to qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our mortgage and preferred equity investments to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT.

USE OF PROCEEDS

          We estimate that the net proceeds to us from this offering will be approximately $    million or approximately $    million if the underwriters exercise their over-allotment option in full, after deducting underwriting discounts and estimated offering expenses. We intend to contribute the net proceeds of this offering to our operating partnership in exchange for        % Class C preferred units (        % Class C preferred units if the underwriters' over-allotment option is exercised in full) (the "Class C Preferred Units") of our operating partnership, the rights, preferences and privileges of which will be substantially equivalent to the terms of the Series A Preferred Stock, and equal to the number of shares of Series A Preferred Stock offered and sold hereby. The Class C Preferred Units will have a distribution preference equal to the distribution preference on the Series A Preferred Stock and will rank as to distributions and upon liquidation, senior to the Class A Common Units and Class B Units of limited partnership interest in our operating partnership and on a parity with other parity preferred units in our operating partnership that may be issued in the future. See "Description of the Series A Preferred Stock—Ranking of Class C Preferred Units" for information about the ranking of the Class C Preferred Units. Our operating partnership intends to use net proceeds from this offering to repay outstanding indebtedness and for general corporate purposes. One or more affiliates of Wachovia Capital Markets, LLC, an underwriter in this offering, are lenders to us under our unsecured credit facility that may be paid down with a portion of the net proceeds from this offering. See the "Underwriting" section in this prospectus supplement.

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS AND EARNINGS TO FIXED CHARGES

	Year Ended December 31, 2006	Year Ended December 31, 2005	For the Period from April 2, 2004 through December 31, 2004
	(unaudited)	(unaudited)	(unaudited)
Ratio of earnings to combined fixed charges and preferred stock dividends(1)	1.56 to 1.00	1.96 to 1.00	2.40 to 1.00

(1)
Earnings have been calculated by adding fixed charges to income from continuing operations. Fixed charges consist of interest expense and amortization of deferred financing costs. For all periods, we computed the ratio of earnings to combined fixed charges and preferred stock dividends by dividing earnings by fixed charges. We had not issued any preferred stock in any period, and therefore there were no preferred dividends included in our calculation of ratios of earnings to combined fixed charges and preferred stock dividends for these periods.

DESCRIPTION OF THE SERIES A PREFERRED STOCK

          The summary of certain terms and provisions of the Series A Preferred Stock contained in this prospectus supplement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our Amended and Restated Articles of Incorporation (the "Charter"), including Articles Supplementary setting forth the particular terms of the Series A Preferred Stock (the "Articles Supplementary"), and our Bylaws, copies of which are filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part and are available from us. The following description of the particular terms of the Series A Preferred Stock supplements, and to the extent inconsistent with, replaces, the description of the general terms and provisions of our preferred stock, set forth in the accompanying prospectus.

General

          Our Charter authorizes the issuance of up to 25,000,000 shares of preferred stock, par value $0.001 per share. The shares of preferred stock may be issued from time to time in one or more series, without stockholder approval, with such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof as established by our Board of Directors.

          As permitted by Maryland law, our Charter authorizes our Board of Directors, without any action by our stockholders, to amend our Charter from time to time to increase or decrease the aggregate number of shares of stock of any class or series that we are authorized to issue.

          Prior to the completion of the offering, our Board of Directors will supplement our Charter to classify shares of our authorized preferred stock as Series A Preferred Stock and authorize the issuance thereof. When issued, the Series A Preferred Stock will be validly issued, fully paid and nonassessable. The holders of Series A Preferred Stock will have no preemptive rights with respect to any of our shares of stock or any of our other securities convertible into or carrying rights or options to purchase any such shares. The Series A Preferred Stock will not be subject to any sinking fund and we have no obligation to redeem or retire the Series A Preferred Stock. Unless redeemed by us, the Series A Preferred Stock will have a perpetual term, with no maturity. The Articles Supplementary establishing the Series A Preferred Stock permit us to "reopen" this series, without the consent of the holders of the Series A Preferred Stock, in order to issue additional shares of Series A Preferred Stock. Thus, we may in the future issue additional shares of Series A Preferred Stock without your consent. Any additional shares of Series A Preferred Stock will have the same terms as the shares of Series A Preferred Stock being issued in this offering. These additional shares of Series A Preferred Stock will, together with the shares of Series A Preferred Stock being issued in this offering, constitute a single series of securities.

          Our income (including income available to pay dividends on the Series A Preferred Stock) consists primarily of our share of the income of our operating partnership, and our cash flow consists primarily of our share of distributions from our operating partnership. Distributions by our operating partnership are determined by our Board of Directors and are dependent on a number of factors, including funds from operations available for distribution, our operating partnership's financial condition, any decision by our Board of Directors to reinvest funds rather than to distribute such funds, our operating partnership's capital expenditures, the annual distribution requirements under the REIT provisions of the Internal Revenue Code and such other factors as our Board of Directors deems relevant.

          We intend to file an application to list the Series A Preferred Stock on the NYSE under the symbol "GKKPrA." We expect trading of the shares of Series A Preferred Stock on the NYSE, if listing is approved, to commence within 30 days after the initial delivery of the shares. See "Underwriting" for a discussion of the expected trading of the Series A Preferred Stock on the NYSE.

          See "Description of Common Stock—Restrictions on Ownership" in the accompanying prospectus for a discussion of certain powers given to our Board of Directors to prohibit the transfer, or effect redemptions, of our capital stock. Such restrictions are designed to implement ownership limitations which apply to beneficial ownership of such capital stock, including through ownership of depositary shares, in order to aid us in maintaining our qualifications as a REIT.

Ranking

          The Series A Preferred Stock will rank senior to the Junior Shares (as defined under "—Dividends" below), including shares of our common stock, with respect to payment of dividends and amounts upon liquidation, dissolution or winding up. While any Series A Preferred Stock is outstanding, we may not authorize or create any class or series of capital stock that ranks senior to the Series A Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up without the consent of the holders of at least two-thirds of the outstanding Series A Preferred Stock and any other shares of Voting Preferred Stock (as defined under "—Voting Rights" below), voting as a single class. However, we may create additional classes or series of stock, amend our Charter to increase the authorized number of shares of preferred stock or issue series of preferred stock ranking on a parity with the Series A Preferred Stock with respect, in each case, to the payment of dividends and amounts upon liquidation, dissolution or winding up ("Parity Shares") without the consent of any holder of Series A Preferred Stock. As of the date hereof, we have no shares of preferred stock issued and outstanding. See "—Voting Rights" below for a discussion of the voting rights applicable if we seek to create any class or series of preferred stock senior to the Series A Preferred Stock. The Series A Preferred Stock will rank junior to any Senior Shares (as defined under "—Dividends" below) and to our indebtedness or indebtedness of our subsidiaries, including our operating partnership.

Ranking of Class C Preferred Units

          We intend to contribute the net proceeds of the offering of the Series A Preferred Stock to our operating partnership in exchange for a number of Class C Preferred Units equal to the number of shares of Series A Preferred Stock offered and sold hereby. The Class C Preferred Units to be acquired by us will substantially mirror the economic terms of the Series A Preferred Stock and will rank senior to the Class A Common Units and the Class B Units of limited partnership interest in our operating partnership with respect to the payment of distributions and amounts upon liquidation, dissolution or winding up of our operating partnership.

          The Class C Preferred Units will rank on parity with any preferred units issued in the future and designated as "Parity Units," in each case with respect to the payment of distributions and amounts upon liquidation, dissolution or winding up of our operating partnership, without preference or priority of one over the other. Our operating partnership may create additional classes of Parity Units or issue additional units of any series of Parity Units without the consent of any holder of Series A Preferred Stock or any other series of preferred stock of Gramercy Capital Corp.

Dividends

          Holders of Series A Preferred Stock, in preference to holders of our common stock or any Junior Shares, will be entitled to receive, when, as and if authorized by our Board of Directors, out of funds of Gramercy Capital Corp. legally available for payment, and declared by us, cumulative cash dividends at the rate per year of    % per share of the liquidation preference thereof (equivalent to $    per share of Series A Preferred Stock per year). However, if following a "change of control" (as defined below), the Series A Preferred Stock is not listed on the NYSE or the American Stock Exchange or quoted on NASDAQ, holders of the Series A Preferred Stock will be entitled to receive, when and as authorized by our Board of Directors and declared by us, out of funds legally available for the payment of dividends, cumulative cash dividends from, but excluding, the first date on which both the change of control has

occurred and the Series A Preferred Stock is not so listed or quoted at the increased rate of    % per annum of the $25.00 liquidation preference, equivalent to $    per share of Series A Preferred Stock per year for as long as the Series A Preferred Stock is not so listed or quoted.

          Dividends on each share of Series A Preferred Stock will be cumulative from, and including, the date of original issue and are payable quarterly in arrears on or about the 15th of each April, July, October and January, commencing on or about July 15, 2007 at such annual rate; provided, however, that if any dividend payment date falls on any day other than a business day, as defined in the Articles Supplementary, the dividend due on such dividend payment date shall be paid on the first business day immediately following such dividend payment date. Each dividend is payable to holders of record as they appear on our stock records at the close of business on the record date, not exceeding 30 days preceding the payment dates thereof as fixed by our Board of Directors. Dividends are cumulative from the most recent dividend payment date to which dividends have been paid, whether or not in any dividend period or periods there shall be funds of the Company legally available for the payment of such dividends. Accumulations of dividends on the Series A Preferred Stock will not bear interest. Dividends payable on the Series A Preferred Stock for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30 day months. Dividends payable on the Series A Preferred Stock for each full dividend period will be computed by dividing the annual dividend rate by four. After the Series A Preferred Stock has been paid or declared and funds set aside for payment for all past dividend periods and for the then current quarter, the holders of Series A Preferred Stock will not be entitled to any further dividends with respect to that quarter. Holders of our Series A Preferred Stock will not be entitled to any dividends in excess of full cumulative dividends as described above.

          No dividend will be declared or paid on any Parity Shares or Junior Shares unless full cumulative dividends have been declared and paid or are contemporaneously declared and funds sufficient for payment set aside on the Series A Preferred Stock for all prior dividend periods; provided, however, that if accrued dividends on the Series A Preferred Stock for all prior dividend periods have not been paid in full or a sum sufficient for such payment is not set apart, then any dividend declared on the Series A Preferred Stock for any dividend period and on any Parity Shares will be declared ratably in proportion to accrued and unpaid dividends on the Series A Preferred Stock and such Parity Shares.

          Except in certain circumstances relating to the maintenance of our ability to qualify as a REIT as described under "Description of Common Stock—Restrictions on Ownership" in the accompanying prospectus beginning on page 28, we will not (i) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Shares (other than in shares of Junior Shares) or (ii) redeem, purchase or otherwise acquire for consideration any Junior Shares through a sinking fund or otherwise (other than a redemption or purchase or other acquisition of common stock made for purposes of an employee incentive or benefit plan of our company or any subsidiary, or a conversion into or exchange for Junior Shares or redemptions for the purpose of preserving our qualification as a REIT), unless all cumulative dividends for all prior dividend periods with respect to the Series A Preferred Stock and any Parity Shares at the time such dividends are payable have been paid or funds have been set apart for payment of such dividends.

          Our senior unsecured credit facility restricts us from paying distributions on account of any fiscal year, on an aggregate basis, in excess of 100% of our Funds From Operations (as defined in our credit facility) for such fiscal year, except in the case where such distributions are necessary to maintain our tax qualification as a REIT. No dividend on the Series A Preferred Stock will be authorized or declared or paid or set apart for payment by our Board of Directors if such authorization, declaration, payment or setting apart for payment would violate any of our agreements or is restricted or prohibited by law.

          As used herein, (i) the term "dividend" does not include dividends payable solely in shares of Junior Shares on Junior Shares, or in options, warrants or rights to holders of Junior Shares to subscribe for or purchase any Junior Shares, (ii) the term "Junior Shares" means our common stock, and any other class or series of capital stock junior as to the payment of dividends or amounts upon liquidation, dissolution and winding up to the Series A Preferred Stock; and (iii) the term "Senior Shares" means any class or series of capital stock of the Company now or hereafter issued and outstanding that ranks senior as to the payment of dividends or amounts upon liquidation, dissolution and winding up to the Series A Preferred Stock.

          A "change of control" shall be deemed to have occurred at such time as (i) the date a "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the ultimate "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, except that a person or group shall be deemed to have beneficial ownership of all shares of voting stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting stock representing more than 50% of the total voting power of the total voting stock of our company; (ii) the date we sell, transfer or otherwise dispose of all or substantially all of our assets; or (iii) the date of the consummation of a merger or share exchange of our company with another entity where our stockholders immediately prior to the merger or share exchange would not beneficially own, immediately after the merger or share exchange, shares representing 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate group vote) to which all stockholders of the corporation issuing cash or securities in the merger or share exchange would be entitled in the election of directors, or where members of our Board of Directors immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or share exchange. "Voting stock" shall mean stock of any class or kind having the power to vote generally in the election of directors.

Special Optional Redemption

          If at any time following a "change of control" (as defined under "—Dividends"), the Series A Preferred Stock is not listed on the NYSE or the American Stock Exchange or quoted on NASDAQ, we will have the option to redeem the Series A Preferred Stock, in whole but not in part, within 90 days after the first date on which both the change of control has occurred and the Series A Preferred Stock is not so listed or quoted, for cash at $25.00 per share plus accrued and unpaid dividends (whether or not declared). Any redemption pursuant to this provision will follow generally the procedures set forth below under "—Optional Redemption."

Optional Redemption

          We may not redeem the Series A Preferred Stock prior to April     , 2012, except in certain limited circumstances relating to the ownership limitation necessary to preserve our qualification as a REIT or at any time the Series A Preferred Stock is not listed on the NYSE or the American Stock Exchange or quoted on NASDAQ following a "change of control." For further information regarding these exceptions, see "—Special Optional Redemption" above and the section entitled "Description of Common Stock—Restrictions on Ownership" contained in the accompanying prospectus beginning on page 28. On or after April     , 2012, we, at our option upon not less than 30 nor more than 60 days' written notice, may redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends (whether or not earned or declared) thereon to the date fixed for redemption, without interest.

          A notice of redemption (which may be contingent on the occurrence of a future event) will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Stock at their respective addresses as they appear on our share transfer records. A failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock except as to the holder to whom notice was defective or not given. Each notice will state:

  •
  the redemption date;

  •
  the redemption price;

  •
  the number of shares of Series A Preferred Stock to be redeemed;

  •
  the place or places where the certificates evidencing the shares of Series A Preferred Stock are to be surrendered for payment of the redemption price; and

  •
  that distributions on the shares to be redeemed will cease to accrue on such redemption date.

          The Series A Preferred Stock is not redeemable at any time at the option of the holders thereof. If fewer than all the shares of Series A Preferred Stock held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of shares of Series A Preferred Stock to be redeemed from such holder. If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by lot or pro-rata (with adjustments to avoid redemption of fractional shares) or in some other equitable manner determined by our Board of Directors.

          On the redemption date, we must pay on each share of Series A Preferred Stock to be redeemed any accrued and unpaid dividends, in arrears (whether or not earned or declared), for any dividend period ending on or prior and up to the redemption date. In the case of a redemption date falling after a dividend payment record date and prior to the related payment date, the holders of Series A Preferred Stock at the close of business on such record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares prior to such dividend payment date. Except as provided for in the preceding sentence, no payment or allowance will be made for accrued dividends on any Series A Preferred Stock called for redemption.

          If full cumulative dividends on the Series A Preferred Stock and any Parity Shares have not been paid or declared and set apart for payment, the Series A Preferred Stock may not be redeemed in part and we may not purchase, redeem or otherwise acquire Series A Preferred Stock or any Parity Shares other than in exchange for Junior Shares; provided, however, that this shall not prevent the purchase or acquisition of the Series A Preferred Stock pursuant to a purchase or exchange offer if such offer is made on the same terms to all holders of the Series A Preferred Stock, provided, further, that the foregoing shall not prevent the purchase by us of shares held in excess of the limits in our Charter ("Excess Shares") in order to ensure that we continue to meet the requirements for qualification as a REIT. See "Description of Common Stock—Restrictions on Ownership" beginning on page 28 of the accompanying prospectus for a discussion of such purchases of Excess Shares by us.

          On and after the date fixed for redemption, provided, that we have made available at the office of the registrar and transfer agent a sufficient amount of cash to effect the redemption, dividends will cease to accrue on the shares of Series A Preferred Stock called for redemption (except that, in the case of a redemption date after a dividend payment record date and prior to the related payment date, holders of Series A Preferred Stock on the dividend payment record date will be entitled on such dividend payment date to receive the dividend payable on such shares), such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Series A Preferred Stock shall cease except the right to receive the cash payable upon such redemption, without interest from the date of such redemption.

          At our election, on or prior to a redemption date, we may irrevocably deposit the redemption price (including accumulated and unpaid distributions) of the Series A Preferred Stock so called for redemption in trust for the holders thereof with a bank or trust company, in which case the notice to holders of the Series A Preferred Stock to be redeemed will (i) state the date of such deposit, (ii) specify the office of such bank or trust company as the place of payment of the redemption price and (iii) require such holders to surrender the certificates representing such shares at such place on or about the date fixed in such redemption notice (which may not be later than such redemption date) against payment of the redemption price (including all accumulated and unpaid distributions). Interest on all amounts deposited with a bank or trust company will be paid to us. Any monies so deposited which remain unclaimed by the holders of the shares of Series A Preferred Stock at the end of two years after the redemption date will be returned to us by such bank or trust company.

          Subject to applicable law and the limitation on purchases when dividends on the Series A Preferred Stock are in arrears, we may, at any time and from time to time, purchase Series A Preferred Stock in the open market, by tender or by private agreement, out of our assets legally available for distribution to stockholders, before any distribution of assets is made to holders of Junior Shares.

Liquidation Preference

          The holders of Series A Preferred Stock will be entitled to receive, out of our assets legally available for distribution to stockholders, before any distribution of assets is made to holders of Junior Shares in the event of any liquidation, dissolution or winding up of our company, whether voluntary or involuntary, $25.00 per share of Series A Preferred Stock (the "Liquidation Preference") plus an amount per share of Series A Preferred Stock equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders.

          Until the holders of Series A Preferred Stock have been paid the Liquidation Preference and all accrued and unpaid dividends in full (whether or not earned or declared), no payment will be made to any holder of Junior Shares upon our liquidation, dissolution or winding up. If, upon any liquidation, dissolution or winding up of our company, our assets, or proceeds thereof, distributable among the holders of the Series A Preferred Stock are insufficient to pay in full the Liquidation Preference and all accrued and unpaid dividends (whether or not earned or declared) and the liquidation preference and all accrued and unpaid dividends with respect to any other Parity Shares, then such assets, or the proceeds thereof, will be distributed among the holders of Series A Preferred Stock and any such Parity Shares ratably in accordance with the respective amounts which would be payable on such Series A Preferred Stock and any such Parity Shares if all amounts payable thereon were paid in full. None of (i) a consolidation or merger of our company with one or more entities, (ii) a statutory share exchange by us or (iii) a sale or transfer of all or substantially all of our assets will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of our company.

Voting Rights

          Except as indicated below, the holders of Series A Preferred Stock will have no voting rights.

          If and whenever six or more quarterly dividends (whether or not consecutive) payable on the Series A Preferred Stock or any Parity Shares are in arrears, whether or not earned or declared, the number of members then constituting our Board of Directors will be increased by one and the holders of Series A Preferred Stock, voting together as a single class with the holders of any other series of Parity Shares having like voting rights (any such other series, the "Voting Preferred Shares"), will have the right to elect one additional board member at an annual meeting of stockholders or a properly called special meeting of the holders of the Series A Preferred Stock and such Voting Preferred Shares and at each subsequent annual meeting of stockholders until all such dividends and dividends, whether or not earned or declared, for the then current quarterly period on the Series A Preferred Stock and such other Voting Preferred Shares have been paid or declared and set aside for payment. Whenever all arrears in dividends on the Series A Preferred Stock and the Voting Preferred Shares then outstanding have been paid and full dividends on the Series A Preferred Stock and the Voting Preferred Shares for the then current quarterly dividend period have been paid in full or declared and set apart for payment in full, then the right of the holders of the Series A Preferred Stock and the Voting Preferred Shares to elect one additional Board member will cease, the terms of office of the Board member will forthwith terminate and the number of members of the Board of Directors will be reduced accordingly. However, the right of the holders of the Series A Preferred Stock and the Voting Preferred Shares to elect the additional board member will again vest if and whenever six or more quarterly dividends are in arrears, as described above. In no event shall the holders of Series A Preferred Stock be entitled pursuant to these voting rights to elect a director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of our stock is listed.

          At any time when such right to elect a director separately shall have so vested, we may, and upon the written request of the holders of record of not less than 20% of the total number of shares of Series A Preferred Stock and any Parity Shares of preferred stock shall, call a special meeting of stockholders for the election of such director. Such special meeting shall be held, in case of such a written request, within 90 days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in our Bylaws, provided, that we shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for our next annual meeting of stockholders and the holders of all classes of outstanding preferred stock are offered the opportunity to elect such director (or fill any vacancy) at such annual meeting of stockholders. If, prior to the end of the term of the director so elected, a vacancy in the office of such director shall occur, during the continuance of a default in dividends on our Series A Preferred Stock or Parity Stock, by reason of death, resignation or disability, such vacancy shall be filled for the unexpired term of such former director by the appointment of a new director by the remaining director or directors so elected.

          The approval of at least two-thirds of the votes entitled to be cast by the holders of outstanding Series A Preferred Stock and all other series of Voting Preferred Shares, acting as a single class regardless of series, either at a meeting of stockholders or by written consent, is required in order (i) to amend, alter or repeal any provisions of the Charter or Articles Supplementary, whether by merger, consolidation or otherwise, to affect materially and adversely the voting powers, rights or preferences of the holders of the Series A Preferred Stock or the Voting Preferred Shares, unless in connection with any such amendment, alteration or repeal, each share of Series A Preferred Stock remains outstanding without the terms thereof being materially changed in any respect adverse to the holders thereof or is converted into or exchanged for preferred stock of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to those of the Series A Preferred Stock, or (ii) to authorize, create, or increase the authorized amount of, any Senior Stock (provided, that if such amendment affects materially and adversely the rights, preferences, privileges or voting powers of the Series A Preferred Stock or one or more but not all of the series of Voting Preferred Shares, the consent of the holders of at least two-thirds of the outstanding shares of each such series so affected is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of two-thirds of the Voting Preferred Shares as a class). However, we may create additional classes of Parity Shares and Junior Shares, amend our Charter to increase the authorized number of shares of Parity Shares (including the Series A Preferred Stock) and Junior Shares and issue additional series of Parity Shares and Junior Shares without the consent of any holder of Series A Preferred Stock.

          Holders of shares of Series A Preferred Stock shall not be entitled to vote with respect to any increase in total number of authorized shares of our common stock or preferred stock, any increase in the amount of the authorized Series A Preferred Stock or the creation or issuance of any other class or series of capital stock, or any increase in the number of authorized shares of Series A Preferred Stock or any other class or series of Junior Stock or Parity Stock.

          Except as expressly set forth in the Articles Supplementary, the Series A Preferred Stock will not have any relative, participatory, optional or other special voting rights and powers.

          The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of Series A Preferred Stock have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

          In any matter in which the Series A Preferred Stock may vote (as expressly provided in the Articles Supplementary or as may be required by law), each share of the Series A Preferred Stock shall be entitled to one vote, except that when any Voting Preferred Shares shall have the right to vote with the Series A Preferred Stock as a single class on any matter, the Series A Preferred Stock and such other class or series shall have with respect to such matters one vote per share each $25.00 of stated liquidation preference.

Information Rights

          During any period in which we are not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and any shares of Series A Preferred Stock are outstanding, we will (i) transmit by mail to all holders of Series A Preferred Stock, as their names and addresses appear in our record books and without cost to such holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended, and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series A Preferred Stock. We will mail the information to the holders of Series A Preferred Stock within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have be required to be filed with the SEC if we were subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

Conversion Rights

          The Series A Preferred Stock will not be convertible into or exchangeable for any of our other property or our securities.

Restrictions on Ownership

          For us to qualify as a REIT under the Internal Revenue Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year.

          Our Charter contains restrictions on the number of shares of our stock that a person may own. No person, including entities, may acquire or hold, directly or indirectly, in excess of 9.8% of the aggregate value of the outstanding shares of our stock. In addition, no person, including entities, may acquire or hold directly or indirectly in excess of 9.8% (in value or number, whatever is more restrictive) of the outstanding shares of our common stock. For a more detailed discussion of the restrictions on ownership of common stock and preferred stock, see "Description of Common Stock—Restrictions on Ownership" in the accompanying prospectus beginning on page 28.

Transfer Agent, Registrar, Dividend Disbursing Agent and Redemption Agent

          The transfer agent, registrar, dividend disbursing agent and redemption agent for Series A Preferred Stock is The Bank of New York, New York, New York.

Book-Entry Procedures

          The Depository Trust Company, which we refer to herein as DTC, will act as securities depositary for the Series A Preferred Stock. We will issue one or more fully registered global securities certificates in the name of DTC's nominee, Cede & Co. These certificates will represent the total aggregate number of shares of Series A Preferred Stock. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for the Series A Preferred Stock that you purchase, unless DTC's services are discontinued as described below.

          Title to book-entry interests in the Series A Preferred Stock will pass by book-entry registration of the transfer within the records of DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC.

          Each person owning a beneficial interest in the Series A Preferred Stock must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of the Series A Preferred Stock.

          DTC has advised us that it is a limited purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act. DTC holds securities that its participants, referred to as Direct Participants, deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, referred to as Indirect Participants. The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

          When you purchase the Series A Preferred Stock within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for the Series A Preferred Stock on DTC's records. You, as the actual owner of the Series A Preferred Stock, are the "beneficial owner." Your beneficial ownership interest will be recorded on the Direct and Indirect Participants' records, but DTC will have no knowledge of your individual ownership. DTC's records reflect only the identity of the Direct Participants to whose accounts Series A Preferred Stock are credited.

          You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased the Series A Preferred Stock should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

          Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

          The laws of some states may require that specified purchasers of securities take physical delivery of the Series A Preferred Stock in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificates representing the Series A Preferred Stock.

          Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          We understand that, under DTC's existing practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under our Charter, DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

          Redemption notices will be sent to Cede & Co. If less than all of the Series A Preferred Stock is being redeemed, DTC will reduce each Direct Participant's holdings of Series A Preferred Stock in accordance with its procedures.

          In those instances where a vote is required, neither DTC for Cede & Co. itself will consent or vote with respect to the Series A Preferred Stock. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants whose accounts the Series A Preferred Stock are credited on the record date, which are identified in a listing attached to the omnibus proxy.

          Dividend payments on the Series A Preferred Stock will be made directly to DTC. DTC's practice is to credit participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that payment date.

          Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

          DTC may discontinue providing its services as securities depositary with respect to the Series A Preferred Stock at any time by giving reasonable notice to us. Additionally, we may decide to discontinue the book-entry only system of transfers with respect to the Series A Preferred Stock. In that event, we will print and deliver certificates in fully registered form for the Series A Preferred Stock. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Securities Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue the Series A Preferred Stock in definitive form, at our expense, upon registration of transfer of, or in exchange for, such global security.

          According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

          Global Clearance and Settlement Procedures.    Initial settlement for the Series A Preferred Stock will be made in immediately available funds. Secondary market trading between DTC's participants will occur in the ordinary way in accordance with DTC's rules and will be settled in immediately available funds using DTC's Same-Day Funds Settlement System.

U.S. FEDERAL INCOME TAX MATTERS

Our Private REIT

          The following supplements the discussion contained in the accompanying prospectus under "Material U.S. Federal Income Tax Considerations," which discussion (to the extent not inconsistent with the following) is incorporated in its entirety into this prospectus supplement. The discussions contained herein are intended to supplement, where applicable, the corresponding discussions contained in the accompanying prospectus.

          We hold a substantial amount of our assets in a majority-owned subsidiary, which we refer to as our private REIT. Our private REIT is organized to qualify as a REIT for U.S. federal income tax purposes. Accordingly, our continued qualification and taxation as a REIT depends on, in addition to our ability to meet, on a continuing basis, through actual results of operations, distribution levels and diversity of stock ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, our private REIT's operating results, organizational structure and its ability to meet, on a continuing basis through actual annual results of operations, the various qualification requirements imposed upon REITs by the Internal Revenue Code (including satisfying both the 95% and 75% gross income tests on an annual basis and the REIT asset tests as the close of each calendar quarter, as described under "Material U.S. Federal Income Tax Considerations" in the accompanying prospectus).

          It is in the opinion of Clifford Chance US LLP that commencing with its first taxable year ended December 31, 2005, our private REIT has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and the private REITs current method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that the opinion of Clifford Chance US LLP is based on various assumptions relating to the private REIT's organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, and that the private REIT will at all times operate in accordance with the method of operation described in the private REIT's organizational documents and the accompanying prospectus and this prospectus supplement, and is conditioned upon factual representations and covenants made by the private REIT's management and affiliated entities, regarding its organization, assets, present and future conduct of its business operations and other items requiring the private REIT's ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that the private REIT will take no action inconsistent with the private REIT's qualification as a REIT.

          While we believe that we, as well as the private REIT, have been organized and operated and intend to continue to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, the private REIT's circumstances or applicable law, no assurance can be given by Clifford Chance US LLP, the private REIT or us that we and the private REIT will so qualify for any particular year. Clifford Chance US LLP will have no obligation to advise us, the private REIT or the holders of our stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that the opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

          Qualification and taxation as a REIT depends on our ability, as well as the ability of our private REIT, to meet, on a continuing basis, through actual results of operations, distribution levels and diversity of stock ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the results of which will not be reviewed by Clifford Chance US LLP. No assurance can be given that our actual results or the actual results of the private REIT for any particular taxable year will satisfy these requirements. In addition, qualification as a REIT depends on future transactions and events that cannot be known at this time.

          Prospective investors are urged to consult the accompanying prospectus for further information relating to our taxation as a REIT.

Excess Inclusion Income

          As discussed in more detail in the accompanying prospectus, excess inclusion income could result if a REIT held a residual interest in a real estate mortgage investment conduit, or REMIC. In addition, excess inclusion income also may be generated if a REIT issues debt obligations with two or more maturities and the terms of the payments of these obligations bore a relationship to the payments that the REIT received on the mortgage loans or mortgage-backed securities securing those debt obligations. Although we do not hold any REMIC residual interests, we anticipate that the collateralized debt obligation securitization conducted by our private REIT will produce excess inclusion income that will be allocated to our stockholders. Accordingly, we expect that a portion of our dividends will constitute excess inclusion income, which will likely increase the tax liability of tax-exempt stockholders, foreign stockholders, and stockholders with net operating losses.

          The Treasury Department has issued guidance governing the tax treatment of stockholders of a REIT that owns an interest in a taxable mortgage pool. Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any, of (i) taxable income allocable to the holder of a residual interest in a REMIC during such calendar quarter over (ii) the sum of amounts allocated to each day in the calendar quarter equal to its ratable portion of the product of (a) the adjusted issue price of the interest at the beginning of the quarter multiplied by (b) 120% of the long term federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter). Our excess inclusion income would be allocated among our stockholders that hold our stock in record name in proportion to dividends paid to such stockholders. A stockholder's share of any excess inclusion income:

  •
  could not be offset by net operating losses of a stockholder;

  •
  in the case of a stockholder that is a REIT, a RIC, a common trust fund or other pass-through entity, would be considered excess inclusion income of such entity and such entity will be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to their record name owners that are disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations);

  •
  would be subject to tax as unrelated business taxable income to a tax-exempt holder;

  •
  would be subject to the application of the U.S. federal income tax withholding (without reduction pursuant to any otherwise applicable income tax treaty) with respect to amounts allocable to non-U.S. stockholders; and

  •
  would be taxable (at the highest corporate tax rates) to us, rather than our stockholders, to the extent allocable to our stock held in record name by disqualified organizations. Nominees or other broker/dealers who hold our stock on behalf of disqualified organizations are subject to this tax on the portion of our excess inclusion income allocable to the common stock held on behalf of disqualified organizations.

          The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under the current law. Tax-exempt investors, RIC or REIT investors, pass-through entity investors, foreign investors, and taxpayers with net operating losses should consult with their tax advisors with respect to excessive inclusion income.

Taxation of U.S. Stockholders on a Redemption of Series A Preferred Stock

          A redemption of the Series A Preferred Stock will be treated under Section 302 of the Internal Revenue Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Internal Revenue Code enabling the redemption to be treated as sale of the Series A Preferred Stock (in which case the redemption will be treated in the same manner as a sale described above in "—Taxation of Taxable U.S. Stockholders" in the accompanying prospectus). The redemption will satisfy such tests if it (i) is "substantially disproportionate" with respect to the holder's interest in our shares of beneficial interest, (ii) results in a "complete termination" of the holder's interest in all our classes of beneficial interest, or (iii) is "not essentially equivalent to a dividend" with respect to the holder, all within the meaning of Section 302(b) of the Internal Revenue Code. In determining whether any of these tests have been met, shares considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as shares actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Internal Revenue Code described above will be satisfied with respect to any particular holder of the Series A Preferred Stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their own tax advisors to determine such tax treatment.

          If a redemption of the Series A Preferred Stock does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described above "—Taxation of Taxable U.S. Stockholders" in the accompanying prospectus. In that case, a stockholder's adjusted tax basis in the redeemed Series A Preferred Stock will be transferred to such stockholder's remaining share holdings in us. If the stockholder does not retain any of our shares, such basis could be transferred to a related person that holds our shares or it may be lost.

Recent Tax Legislation

          In the accompanying prospectus, we noted that the maximum tax rate on long-term capital gains will increase to 20% in 2009, and the maximum rate on dividends will move to 35% in 2009 and 39.6% in 2011. As part of the Tax Increase Prevention and Reconciliation Act of 2005, the maximum tax rate on long-term capital gain will now increase to 20% in 2011 and the maximum rate on dividends will increase to 39.6% in 2011. Thus all references in the accompanying prospectus in the section entitled "Material U.S. Federal Income Tax Considerations" to the year 2009 or the date, January 1, 2009, should now be to the year 2011 or the date, January 1, 2011.

UNDERWRITING

          Wachovia Capital Markets, LLC is acting as the sole book-running manager of the offering and is acting as representative of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter below has severally agreed to purchase from us the following respective number of shares of Series A Preferred Stock at a public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement:

Underwriter	Number of Shares
Wachovia Capital Markets, LLC
Bear, Stearns & Co. Inc.
Oppenheimer & Co. Inc.

Total

          The underwriting agreement provides that the obligations of the several underwriters to purchase the Series A Preferred Stock offered hereby are subject to certain conditions precedent and that the underwriters will purchase all of the Series A Preferred Stock offered by this prospectus supplement, other than those covered by the over-allotment option described below, if any of these shares are purchased.

          The underwriters initially propose to offer the Series A Preferred Stock to the public at the public offering price set forth on the cover of this prospectus supplement and to dealers at a price that represents a concession not in excess of $         per share under the public offering price. The underwriters may allow, and these dealers may re-allow, a concession of not more than $         per share to other dealers. After the initial offering of the Series A Preferred Stock, the offering price and other selling terms may be varied by the underwriters from time to time.

          We have agreed to grant the underwriters an option, exercisable not later than 30 days after the date of this prospectus supplement, to purchase up to        additional shares of Series A Preferred Stock at the public offering price less the underwriting discounts and commissions set forth on the cover of this prospectus supplement. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the Series A Preferred Stock offered by this prospectus supplement. To the extent that the underwriters exercise this option, each of the underwriters will become obligated, subject to conditions, to purchase approximately the same percentage of these additional shares of Series A Preferred Stock as the number of shares of Series A Preferred Stock to be purchased by it in the above table bears to the         shares of Series A Preferred Stock offered by this prospectus supplement. We will be obligated, pursuant to the option, to sell these additional shares of Series A Preferred Stock to the underwriters to the extent the option is exercised. If any additional shares of Series A Preferred Stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the            shares are being offered.

          The following table shows the per share and total public offering price, underwriting discount and proceeds, before expenses, to us, assuming either no exercise or full exercise by the underwriters of their over-allotment option.

		Total Fee
	Per Share	Without Exercise of Over-Allotment Option	With Full Exercise of Over-Allotment Option
Public offering price	$25.00	$	$
Underwriting discount and commission	$0.7875	$	$
Proceeds to us	$24.2125	$	$

          In addition, we estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $        .

          We intend to file an application to list the Series A Preferred Stock on the NYSE under the symbol "GKKPrA." We expect trading of the Series A Preferred Stock on the NYSE, if listing is approved, to commence within 30 days after the initial delivery of the shares. The underwriters have advised us that they intend to make a market in the shares prior to the commencement of trading on the NYSE. The underwriters will have no obligation to make a market in the Series A Preferred Stock, however, and may cease market making activities, if commenced, at any time.

          We and our operating partnership have agreed to indemnify the underwriters against some specified types of liabilities, including liabilities under the Securities Act and to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

          We have agreed, subject to limited exceptions, that we will not offer, sell, contract to sell or otherwise dispose of, any of our preferred securities that are substantially similar to the Series A Preferred Stock, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, any such substantially similar securities without the prior written consent of Wachovia Capital Markets, LLC, for a period of 60 days after the delivery date of the Series A Preferred Stock.

          In connection with the offering, the underwriters may purchase and sell our Series A Preferred Stock in the open market. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions.

  •
  Short sales involve the sale by the underwriters of a greater number of shares than they are required by purchase in the offering. Covered short sales are sales made in amount not greater than the underwriters' option to purchase additional shares of Series A Preferred Stock from us in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option.

  •
  Naked short sales are any sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if underwriters are concerned that there may be downward pressure on the price of the shares in the open market prior to completion of the offering.

  •
  Stabilizing transactions consist of various bids for or purchases of our Series A Preferred Stock made by the underwriters in the open market prior to the completion of the offering.

  •
  The underwriters may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representatives of the underwriters have repurchased shares sold by or for the account of the underwriter in stabilizing or short covering transactions.

  •
  Purchases to cover a short position and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of our Series A Preferred Stock. Additionally, these purchases, along with the imposition of a penalty bid, may stabilize, maintain or otherwise affect the market price of our Series A Preferred Stock. As a result, the price of our Series A Preferred Stock may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise and may be discontinued at any time.

          This prospectus supplement and the accompanying prospectus in electronic format are being made available on Internet web sites maintained by one or more of the underwriters of this offering. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on any underwriter's web site and any information contained in any other web site maintained by an underwriter is not part of the prospectus supplement and the accompanying prospectus or the registration statement of which the accompanying prospectus is a part.

          Wachovia Capital Markets, LLC and its respective affiliates have from time to time provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other services for us for which they have received or will receive customary fees and expenses. Wachovia Capital Markets, LLC and its respective affiliates and one or more other underwriters may, from time to time, engage in other transactions with us and perform other services for us in the ordinary course of their businesses. In particular, affiliates of Wachovia Capital Markets, LLC are lenders under our unsecured credit facility. As described above, we may use net proceeds from this offering to repay borrowings outstanding under our credit facility. Because affiliates of Wachovia Capital Markets, LLC are lenders under our unsecured revolving credit facility, those affiliates may receive a portion of the net proceeds from this offering through the repayment of those borrowings.

LEGAL MATTERS

          The validity of the issuance of the Series A Preferred Stock offered by this prospectus supplement and certain tax matters will be passed upon for us by Clifford Chance US LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Hunton & Williams LLP.

EXPERTS

          The consolidated financial statements of Gramercy Capital Corp. appearing in Gramercy Capital Corp.'s Annual Report on Form 10-K/A for the year ended December 31, 2006 (including the schedule appearing therein), and Gramercy Capital Corp. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

          We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. We maintain a website at "www.gramercycapitalcorp.com." The information on our web site is not, and you must not consider the information to be, a part of this prospectus supplement or the accompanying prospectus. Our securities are listed on the NYSE and all such material filed by us with the NYSE also can be inspected at the offices of the NYSE, 20 Broad Street, New York 10005.

          We have filed with the SEC a registration statement on Form S-3, of which this prospectus supplement is a part, under the Securities Act with respect to the securities. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information concerning our company and the securities, reference is made to the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as exhibits to the registration statement, each such statement being qualified in all respects by such reference.

          The SEC allows us to "incorporate by reference" information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information in this prospectus supplement. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.

Document	Period
Annual Report on Form 10-K/A (File No. 1-32248)	Year ended December 31, 2006
Document	Filed
Current Report on Form 8-K (File No. 1-32248)	March 20, 2007
Document	Filed
Definitive Proxy Statement on Schedule 14A (File No. 1-32248)	April 17, 2006
Description of our common stock in Registration Statement on Form 8-A (File No. 1-32248)	July 21, 2004

          All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus supplement but before the end of any offering of securities made under this prospectus supplement will also be considered to be incorporated by reference.

          If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to Andrew S. Levine, Esq., Gramercy Capital Corp., 420 Lexington Avenue, New York, New York 10170, telephone number (212) 297-1000.

PROSPECTUS

$350,000,000

Common Stock, Preferred Stock, Depositary Shares and Warrants

        We may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities:

  •
  shares of common stock, par value $0.001 per share;

  •
  shares of preferred stock, par value $0.001 per share;

  •
  depositary shares representing entitlement to all rights and preferences of fractions of shares of preferred stock of a specified series and represented by depositary receipts; or

  •
  warrants to purchase shares of common stock, preferred stock or depositary shares.

        We refer to the common stock, preferred stock, depositary shares and warrants collectively as the "securities" in this prospectus. The securities will have an aggregate initial offering price of $350,000,000, or its equivalent in a foreign currency based on the exchange rate at the time of sale, in amounts, at initial prices and on terms determined at the time of the offering.

        The specific terms of the securities will be set forth in the applicable prospectus supplement and will include, as applicable: (i) in the case of our common stock, any public offering price; (ii) in the case of our preferred stock, the specific title and any dividend, liquidation, redemption, conversion, voting and other rights, and any public offering price; (iii) in the case of depositary shares, the fractional share of preferred stock represented by each such depositary share; and (iv) in the case of warrants, the duration, offering price, exercise price and detachability. In addition, we are organized and conduct our operations so as to qualify as a real estate investment trust, or REIT, for federal income tax purposes, and such specific terms may include limitations on actual or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate to preserve the status of our company as a REIT.

        The applicable prospectus supplement will also contain information, where applicable, about certain United States federal income tax consequences relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest.

        We may offer the securities directly, through agents, or to or through underwriters. The prospectus supplement will describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of the securities. See "Plan of Distribution" beginning on page 72 for more information on this topic. No securities may be sold without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

        Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol "GKK." On September 8, 2005, the closing sale price of our common stock on the NYSE was $26.40 per share.

        See "Risk Factors" beginning on page 2 of this prospectus for a description of risk factors that should be considered by purchasers of the securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated September 9, 2005

i

INFORMATION ABOUT GRAMERCY CAPITAL CORP.

        We were formed in Maryland on April 12, 2004 and we completed our initial public offering on August 2, 2004. We are a national commercial real estate specialty finance company focused on originating and acquiring, for our own account, fixed and floating rate mortgage loans, bridge loans, subordinate interests in mortgage loans, distressed debt, mortgage-backed securities, or MBS, mezzanine loans, and preferred equity interests in entities that own commercial real estate, primarily in the United States. We also make equity investments in commercial real estate properties net leased to single tenants, primarily for the recurring earnings, tax benefits and long-term residual value benefits these transactions often hold. We are committed to generating superior risk-adjusted returns for our stockholders by proving best-in-class financing solutions and service to our borrowers. We use our substantial real estate and capital markets experience to source, evaluate, underwrite and close our investments, and devote substantial management attention and resources to asset management and risk management. Unless the context requires otherwise, all references to "we," "our" and "us" in this prospectus means Gramercy Capital Corp. and its subsidiaries.

        Our objective is to grow our portfolio through investments that compensate us appropriately for the risks associated with them, rather than simply targeting a specific gross interest rate or yield hurdle. We assess this risk-adjusted return when evaluating transactions and adjust the target yield to ensure an equitable balance between risks and return. We invest in assets with the potential for appreciation, in addition to providing current income. In each financing transaction we undertake, we seek to control as much of the capital structure as possible in order to be able to identify and retain that portion that provides the best risk adjusted returns. This is generally achieved through the direct origination of whole loans, the ownership of which permits a wide variety of syndication and securitization executions to achieve excess returns. By providing a single source of financing for developers and sponsors, we intend to streamline the lending process, provide greater certainty for borrowers and retain the high yield debt instruments that we manufacture. By creating, rather than buying whole loans, subordinate mortgage participations, mezzanine debt and preferred equity, we strive to deliver superior returns to our shareholders.

        As of June 30, 2005, we held loans and other lending investments of approximately $749 million, net of fees, discounts, repayments, asset sales and unfunded commitments with an average spread to LIBOR of 522 basis points for our floating rate investments and an average yield of 9.36% for our fixed rate investments. As of June 30, 2005 we also held an investment in an unconsolidated joint venture with SL Green Realty Corp. (NYSE: SLG), or SL Green of approximately $57,190 representing our investment in the joint venture that acquired the South Building located at One Madison Avenue in New York, NY.

        We conduct substantially all of our operations through and all assets are held by our operating partnership, GKK Capital LP, or the operating partnership, a Delaware limited partnership. We as the sole general partner of, and holder of 100% of the common units of, the operating partnership, have the responsibility and discretion in the management and control of the operating partnership, and the limited partners of the operating partnership, in such capacity, have no authority to transact business for, or participate in the management activities of, the operating partnership. Accordingly, we consolidate the accounts of the operating partnership.

        We are externally managed and advised by GKK Manager LLC, or the Manager, a majority-owned subsidiary of SL Green. At June 30, 2005, SL Green owned approximately 25% of the outstanding shares of our common stock. We intend to elect to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, commencing with our taxable year ended December 31, 2004. As a REIT, we generally will not be subject to U.S. federal income taxes to the extent we distribute our net taxable income to our stockholders.

        Our principal executive offices are located at 420 Lexington Avenue, New York, New York 10170 and our telephone number is 212-297-1000. We maintain a website at www.gramercycapitalcorp.com. Information contained on our website is not, and should not be interpreted to be, part of this prospectus.

RISK FACTORS

        This section describes some, but not all, of the risks of purchasing our securities, including our common stock and preferred stock. You should carefully consider these risks, in addition to the other information contained in this prospectus, in an applicable prospectus supplement, or incorporated by reference herein, before purchasing any of our securities. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of the following risks could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. In such case, you could lose a portion of your original investment. In connection with the forward-looking statements that appear in this prospectus, you should carefully review the factors discussed below and the cautionary statements referred to in "Cautionary Note Regarding Forward-Looking Statements" beginning on page 25 of this prospectus.

Risks Related to Our Management and Our Relationship with SL Green

We are dependent on our Manager and its key employees and may not find a suitable replacement if our Manager terminates the management agreement or the key personnel are no longer available to us.

        We have no direct employees. We are completely reliant on our Manager, which has significant discretion as to the implementation of our operating policies and strategies. We have entered into a management agreement with the Manager, that terminates in December 2007, subject to automatic, one-year renewals. We are subject to the risk that our Manager will terminate the management agreement and that no suitable replacement will be found to manage us. We believe that our success depends to a significant extent upon the experience of our Manager's executive officers, whose continued service is not guaranteed. If our Manager terminates the management agreement, we may not be able to execute our business plan.

There are conflicts of interest in our relationship with our Manager, which could result in decisions that are not in the best interest of holders of our securities.

        We are subject to potential conflicts of interest arising out of our relationship with SL Green and our Manager. Several of SL Green's executive officers are also directors and executive officers of our Manager and us. Specifically, our chairman and each of our executive officers also serve as officers of our Manager or SL Green. As a result, the management agreement was not negotiated at arm's-length and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

        In addition, our Manager and our executives may have conflicts between their duties to us and their duties to, and interests in, SL Green and/or our Manager. Our Manager is not required to devote a specific amount of time to our operations. There may also be conflicts in allocating investments which are suitable both for us and SL Green. SL Green has agreed generally that it will not acquire fixed income or preferred equity investments during the term of the management agreement. However, there are several exceptions, including debt instruments with equity characteristics, distressed debt and refinancings of existing SL Green debt investments. As a result, SL Green may compete with us with respect to certain investments which we may want to acquire, and as a result we may either not be presented with the opportunity or have to compete with SL Green to acquire these investments. Our Manager and our executive officers may choose to allocate favorable investments to SL Green instead of to us.

        We pay our Manager substantial base management fees regardless of the performance of our portfolio. SL Green, our Manager and certain other parties, including certain of our officers, also own Class B limited partner interests in our operating partnership, which entitles them to receive quarterly distributions based on financial performance. In evaluating investments and other management strategies, this may lead our Manager to place emphasis on the maximization of revenues at the expense of other criteria, such as preservation of capital. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our invested portfolio.

        Termination of or failure to renew the management agreement without cause requires us to pay substantial amounts of termination fees and redeem the Class B limited partner interests. If the management agreement is terminated or not renewed other than for cause, we will be required to pay a termination fee equal to two times the higher of the total annual fees paid in either of the two calendar years prior to the termination, unless we become self-managed, in which event this amount will be reduced by 50%. We are also required to redeem the Class B limited partner interests upon termination of the management agreement. These provisions may increase the effective cost to us of terminating or failing to renew the management agreement, thereby adversely affecting our ability to terminate or not renew the management agreement without cause.

Our assets may be subject to purchase rights or rights of first offer in favor of SL Green, which could reduce their marketability or value.

        Pursuant to our origination agreement with SL Green, we have granted SL Green rights of first offer with respect to the acquisition or origination of certain of our assets. SL Green has the right to purchase ownership interests in real properties located in metropolitan New York or Washington, D.C. relating to properties we acquire in foreclosure of our debt investments and, to purchase distressed debts located in metropolitan New York or Washington, D.C. acquired by us relating to properties at a price equal to our unpaid asset balance on the date we foreclosed on or acquired the asset, plus interest through the date of SL Green's purchase. If we seek to sell the asset and receive a bona fide offer to acquire the asset for cash that we desire to accept, SL Green may purchase the asset at the lower of the unpaid asset balance or the third party's offer price.

        Similarly, our joint venture agreement with SL Green contains a buy-sell provision that can be triggered by us in the event we and SL Green are unable to agree upon a major decision that would materially impair the value of the South Building located at One Madison. Such major decisions involve the sale or refinancing of the South Building located at One Madison Avenue, any extensions or modifications to the net lease with the tenant therein or any material capital expenditure.

        These rights may make it more difficult to sell such assets because third parties may not want to incur the expense and effort to bid on assets when they perceive that SL Green may acquire them at the lower of the same terms proposed by the third party or par value. As a result, we may not receive the same value on the sale of such assets as we might receive from an independent third party submitting an offer through a competitive bidding process.

Our financial condition and results of operations depend on our ability to manage future growth effectively.

        Our ability to achieve our investment objective depends on our ability to grow, which depends, in turn, on our Manager's ability to identify and invest in securities that meet our investment criteria. Accomplishing this result on a cost-effective basis is largely a function of our Manager's structuring of the investment process, its ability to provide competent, attentive and efficient services to us and our access to financing on acceptable terms. The senior management team of our Manager has substantial responsibilities under the management agreement. We can offer no assurance that the senior management team of our Manager or any of the other employees of the Manager will contribute to our growth. Any failure to manage our future growth effectively could have a material adverse effect on our business, financial condition and results of operations.

Our board of directors has approved very broad investment guidelines for our Manager and does not approve each investment decision made by our Manager.

        Our Manager is authorized to follow very broad investment guidelines. Our directors review our investment guidelines and our investment portfolio annually and as often as they deem necessary. However, our board of directors does not review each proposed investment. An investment committee must unanimously approve all transactions involving investments of (i) $35 million or more with respect to first mortgage loans, (ii) $30 million or more with respect to subordinated interests in whole loans, (iii) $20 million or over with respect to mezzanine loans, (iv) $20 million or more with respect to preferred equity and (v) $20 million or more with respect to commercial real estate properties net leased to tenants. The full board of directors must approve investments (i) over $75 million with respect to first mortgage loans, (ii) over $65 million with respect to subordinated interests in whole loans, (iii) over $55 million with respect to mezzanine loans, (iv) over $50 million with respect to preferred equity and (v) over 50 million with respect to commercial real estate properties net leased to tenants. Our Manager will have full discretion to make investments on our behalf under (i) $35 million with respect to first mortgage loans, (ii) $30 million with respect to subordinated interests in whole loans, (iii) $20 million with respect to mezzanine loans, (iv) $20 million with respect to preferred equity and (v) $20 million with respect to commercial real estate properties net leased to tenants. Our chief investment officer may approve investments of less than $3 million. In addition, in conducting periodic reviews, the directors rely primarily on information provided to them by our Manager. Furthermore, transactions entered into by our Manager may be costly, difficult or impossible to unwind by the time they are reviewed by our board of directors. Our Manager has great latitude within the broad parameters of our investment guidelines in determining the types of assets it may decide are proper investments for us. Decisions made and investments entered into by our Manager may not fully reflect your best interests.

We may change our investment and operational policies without stockholder consent.

        We may change our investment and operational policies, including our policies with respect to investments, acquisitions, growth, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the types of investments described in this prospectus. A change in our investment strategy may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect our ability to make distributions.

Risks Related to Our Business

We have a limited operating history and may not operate successfully.

        We and our Manager were organized in April 2004 and commenced operations upon completion of our initial public offering in August 2004. The results of our operations depend on many factors, including the availability of opportunities for the acquisition of assets, the level and volatility of interest rates, readily accessible short and long-term financing, conditions in the financial markets and economic conditions.

        In addition, we intend to maintain our qualification for an exclusion from registration under the Investment Company Act, which means that at least 55% of our portfolio, or the assets of our majority-owned subsidiaries, must be comprised of qualifying assets under Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended, or the Investment Company Act, and 80% of our portfolio, or the assets of our majority-owned subsidiaries, must be comprised of qualifying assets and real estate-related assets under Section 3(c)(5)(C) of the Investment Company Act. In addition, we may not issue redeemable securities. To comply with these regulations, we may from time to time buy residential MBS and other qualifying assets. We generally expect that permanent loans, bridge loans, whole pool MBS and certain distressed debt securities to be qualifying assets under the Section 3(c)(5)(C)

exemption from the Investment Company Act. The treatment of distressed debt securities as qualifying assets is, and will be, based on the characteristics of the particular type of loan, including its foreclosure rights. Junior (first loss) interests in MBS pools may constitute qualifying assets under Section 3(c)(5)(C) provided that we have the unilateral right to foreclose, directly or indirectly, on the mortgages in the pool and that we may act as the controlling class or directing holder of the pool. Similarly, B Notes may constitute qualifying assets under Section 3(c)(5)(C) provided that we have the unilateral right to foreclose, directly or indirectly, on the mortgage and that we may act as the controlling class or directing holder of the note. We generally do not treat mezzanine loans and preferred equity investments as qualifying assets. Although we monitor our portfolio periodically and prior to each origination or acquisition of a new asset or disposition of an existing asset, there can be no assurance that we will be able to maintain this exemption from registration. Further, we may not be able to invest in sufficient qualifying and/or real estate-related assets and future revisions or interpretations of the Investment Company Act may cause us to lose our exemption or force us to re-evaluate our portfolio and our business strategy. Such changes may prevent us from operating our business successfully.

Maintenance of our Investment Company Act exemption imposes limits on our operations.

        We have conducted our operations and intend to continue to conduct our operations so as not to become regulated as an investment company under the Investment Company Act. We believe that there are a number of exemptions under the Investment Company Act that may be applicable to us. For example, Section 3(c)(5)(C) exempts from the definition of "investment company" any person who is "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." Additionally, Section 3(c)(6) exempts from the definition of "investment company" any company primarily engaged, directly or through majority-owned subsidiaries, in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. Further, Rule 3a-1 under the Investment Company Act exempts from the definition of "investment company" a company if no more than 45% of the value of its assets (exclusive of Government securities and cash items) consists of, and no more than 45% of its net income after taxes for the past four quarters is derived from, securities other than Government securities, securities issued by employees' securities companies, securities issued by certain majority-owned subsidiaries of such company and securities issued by certain companies that are controlled primarily by such company, provided, that certain other requirements are met. The assets that we have acquired and may acquire in the future, therefore, are limited by the provisions of the Investment Company Act and the exemptions on which we rely. In addition, we could, among other things, be required either (a) to change the manner in which we conduct our operations to avoid being required to register as an investment company or (b) to register as an investment company, either of which could have an adverse effect on our business and our ability to pay dividends.

        As part of its duties under the management agreement, our Manager periodically evaluates our assets, and also evaluates prior to an acquisition or origination the structure of each prospective investment, to determine whether the investment will be a qualifying asset for purposes of maintaining our exemption from registration under the Investment Company Act, and we consult with counsel to verify such determination. If we are obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act, including limitations on capital structure, restrictions on specified investments; prohibitions on transactions with affiliates, changes in the composition of the board of directors and compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly change our operations. In addition, the terms of our management agreement would need to be substantially revised or such agreement would need to be terminated. If the management agreement is terminated, we will, among other things, be in default under our credit facilities and financial institutions will have the right to terminate those facilities and their obligation to advance funds to us to finance our future investments. In addition, we may not be able to identify a replacement manager on favorable terms or at all.

We utilize a significant amount of debt to finance our portfolio, which may subject us to an increased risk of loss, adversely affecting the return on our investments and reducing cash available for distribution.

        We utilize a significant amount of debt to finance our operations, which can compound losses and reduce the cash available for distributions to our stockholders. We generally leverage our portfolio through the use of bank credit facilities, repurchase agreements, securitizations, including the issuance of collateralized debt obligations, or CDOs, and other borrowings. The leverage we employ varies depending on our ability to obtain credit facilities, the loan-to-value and debt service coverage ratios of our assets, the yield on our assets, the targeted leveraged return we expect from our portfolio and our ability to meet ongoing covenants related to our asset mix and financial performance. Substantially all of our assets are pledged as collateral for our borrowings. Our return on our investments and cash available for distribution to our stockholders may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the income that we can derive from the assets we acquire. For example, we have purchased and expect to purchase in the future, subordinate classes of bonds in our CDOs which represent leveraged investments in the collateral debt securities and other underlying assets. The use of leverage through such CDOs create the risk for the holders of the subordinate classes of bonds of increased exposure to losses on a leveraged basis as a result of defaults with respect to such collateral debt securities. As a result, the occurrence of defaults with respect to only a small portion of the collateral debt securities could result in the complete loss of the investment of the holders of the subordinate classes of bonds.

        Our debt service payments, including payments in connection with any CDOs, reduce the net income available for distributions. Moreover, we may not be able to meet our debt service obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or sale to satisfy our debt obligations. Under our repurchase agreements, our lenders take title to our assets and may have an ability to liquidate our assets through our expedited process. Currently, neither our charter nor our bylaws impose any limitations on the extent to which we may leverage our assets.

If GKK Manager LLC ceases to be our manager pursuant to the management agreement, financial institutions providing our credit facilities may not provide future financing to us.

        One of the financial institutions that finance our investments pursuant to certain of our credit facilities and repurchase agreements require that GKK Manager LLC remain our Manager pursuant to the management agreement. If GKK Manager LLC ceases to be our Manager, it is an event of default and the applicable financial institution under these credit facilities have the right to terminate its facility and its obligation to advance funds to us to finance our future investments. If GKK Manager LLC ceases to be our Manager for any reason and we are unable to obtain financing under these or replacement credit facilities, our growth may be limited.

Our warehouse financing agreements and our CDO financing agreements may limit our ability to make investments.

        In order to borrow money to make investments under our warehouse financing agreements, our lenders, Wachovia Capital Markets, LLC and its affiliates, and Goldman Sachs Mortgage Company, an affiliate of Goldman Sachs & Co., have the right to review the potential investment for which we are seeking financing. We may be unable to obtain the consent of our lender to make investments that we believe are favorable to our company. In the event that Wachovia Capital Markets, LLC and its affiliates or Goldman Sachs Mortgage Company do not consent to the inclusion of the potential asset in the warehouse financing facility, we may be unable to obtain alternate financing for that investment. Our lender's consent rights with respect to our warehouse financing agreements may limit our ability to execute our business plan.

        Each CDO financing that we engage in will contain certain eligibility criteria with respect to the collateral that we seek to acquire and sell to the CDO issuer. If the collateral does not meet the eligibility criteria for eligible collateral as set forth in the transaction documents of such CDO transaction, we may not be able to acquire and sell such collateral to the CDO issuer. The inability of the collateral to meet eligibility requirements with respect to our CDOs may limit our ability to execute our business plan.

We may not be able to issue CDO securities on attractive terms, which may require us to seek more costly financing for our investments or to liquidate assets.

        Conditions in the capital markets may make the issuance of a CDO less attractive to us even in instances when we have a sufficient pool of eligible collateral. If we are unable to issue a CDO to finance these assets, or if doing so is not economical, we may be required to seek other forms of potentially less attractive financing or otherwise to liquidate the collateral.

We may not be able to access financing sources on favorable terms, or at all, which could adversely affect our ability to execute our business plan and our ability to distribute dividends.

        We finance our assets over the long-term through a variety of means, including repurchase agreements, credit facilities, issuance of commercial mortgage-backed securities, or CMBS, CDOs and other structured financings. We have also financed our acquisitions through the issuance of $50 million of trust preferred securities with a 30-year term ending May 2035. Our ability to execute this strategy depends on various conditions in the markets for financing in this manner which are beyond our control, including lack of liquidity and greater credit spreads. We cannot assure you that these markets will remain an efficient source of long-term financing for our assets. If our strategy is not viable, we will have to find alternative forms of long-term financing for our assets, as secured revolving credit facilities and repurchase facilities may not accommodate long-term financing. This could subject us to more recourse indebtedness and the risk that debt service on less efficient forms of financing would require a larger portion of our cash flows, thereby reducing cash available for distribution to our stockholders, funds available for operations as well as for future business opportunities.

        In addition, we depend upon the availability of adequate financing sources and capital for our operations. As a REIT, we are required to distribute at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain, to our stockholders and are therefore not able to retain our earnings for new investments. However, our taxable REIT subsidiaries are able to retain (and likely will retain) earnings for investment in new capital, subject to maintaining our qualification as a REIT. We cannot assure you that any, or sufficient, funding or capital will be available to us in the future on terms that are acceptable to us.

        Furthermore, if the minimum dividend distribution required to maintain our REIT qualification becomes large relative to our cash flow due to our taxable income exceeding our cash flow from operations, then we could be forced to borrow funds, sell assets or raise capital on unfavorable terms, if we are able to at all, in order to maintain our REIT qualification. In the event that we cannot obtain sufficient funding on acceptable terms, there may be a negative impact on the market price of our common shares and our ability to distribute dividends.

Lack of diversification in number of investments increases our dependence on individual investments.

        If we acquire larger loans or property interests, our portfolio will be concentrated in a smaller number of assets, increasing the risk of loss to stockholders if a default or other problem arises.

Interest rate fluctuations could reduce our ability to generate income on our investments.

        The yield on our investments in real estate securities and loans is sensitive to changes in prevailing interest rates and changes in prepayment rates. Changes in interest rates can affect our net interest income, which is the difference between the interest income we earn on our interest-earning investments and the interest expense we incur in financing these investments. We tend to price loans at a spread to either United States Treasury obligations, swaps or the London Inter-Bank Offered Rate, or LIBOR. A decrease in these indexes will lower the yield on our investments. Conversely, if these indexes rise materially, borrowers may be unable to borrow the higher-leverage loans that we target.

In a period of rising interest rates, our interest expense could increase while the interest we earn on our fixed-rate assets would not change, which would adversely affect our profitability.

        Our operating results depend in large part on differences between the income from our assets, net of credit losses, and financing costs. In most cases, for any period during which our assets are not match-funded, the income from such assets will respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our net income. Increases in these rates will tend to decrease our net income and market value of our assets. Interest rate fluctuations resulting in our interest expense exceeding our interest income would result in operating losses for us and may limit or eliminate our ability to make distributions to our stockholders.

If credit spreads widen before we obtain long-term financing for our assets, the value of our assets may suffer.

        We price our assets based on our assumptions about future credit spreads for financing of those assets. We have obtained and will obtain in the future longer term financing for our assets using structured financing techniques. Such issuances entail interest rates set at a spread over a certain benchmark, such as the yield on United States Treasury obligations, swaps, or LIBOR. If the spread that investors are paying on our current structured finance vehicle and will pay on future structured finance vehicles we may engage in over the benchmark widens and the rates we are charging or will charge on our securitized assets are not increased accordingly, this may reduce our income or cause losses.

The repurchase agreements and credit facilities that we use to finance our investments may require us to provide additional collateral.

        We use credit facilities, including repurchase agreements, to finance some of our debt investments, primarily on an interim basis. If the market value of the loans pledged or sold by us to a funding source decline in value, we may be required by the lending institution to provide additional collateral or pay down a portion of the funds advanced. We may not have the funds available to pay down our debt, which could result in defaults. Posting additional collateral to support our credit facilities will reduce our liquidity and limit our ability to leverage our assets. In the event we do not have sufficient liquidity to meet such requirements, lending institutions can accelerate our indebtedness, increase interest rates and terminate our ability to borrow. Such a situation would likely result in a rapid deterioration of our financial condition and possibly necessitate a filing for protection under the United States Bankruptcy Code.

        Further, credit facility providers may require us to maintain a certain amount of cash uninvested or set aside unlevered assets sufficient to maintain a specified liquidity position which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on assets. In the event that we are unable to meet these collateral obligations, our financial condition could deteriorate rapidly.

Lenders may require us to enter into restrictive covenants relating to our operations.

        When we obtain financing, lenders impose restrictions on us that affect our ability to incur additional debt, our capability to make distributions to stockholders and our flexibility to determine our operating policies. Loan documents we execute contain negative covenants that limit, among other things, our ability to repurchase stock, distribute more than a certain amount of our funds from operations, and employ leverage beyond certain amounts.

The use of CDO financings with coverage tests may have a negative impact on our operating results and cash flows.

        We have purchased, and expect to purchase in the future, subordinate classes of bonds in our CDO financings. The terms of the CDO securities issued by us include and will include coverage tests, including over-collateralization tests, used primarily to determine whether and to what extent principal and interest proceeds on the underlying collateral debt securities and other assets may be used to pay principal of and interest on the subordinate classes of bonds in the CDO. In the event the coverage tests are not satisfied, interest and principal that would otherwise be payable on the subordinate classes may be re-directed to pay principal on the senior bond classes. Therefore, failure to satisfy the coverage tests could adversely affect our operating results and cash flows. Although these coverage tests are currently being met, we cannot assure you that the coverage tests will continue to be satisfied in the future.

        Certain coverage tests (based on delinquency levels or other criteria) may also restrict our ability to receive net income from assets pledged to secure the CDOs. We cannot assure you, in advance of completing negotiations with the rating agencies or other key transaction parties on any future CDOs, the actual terms of the delinquency tests, over-collateralization terms, cash flow release mechanisms or other significant factors regarding the calculation of net income to us. Failure to obtain favorable terms with regard to these matters may materially and adversely affect the availability of net income to us. If our assets fail to perform as anticipated, our over-collateralization or other credit enhancement expense associated with our CDOs will increase.

We may not be able to renew the total return swaps that we enter into, which could adversely impact our leveraging strategy.

        Subject to maintaining our qualification as a REIT, we leverage certain of our investments through the use of total return swaps. We may wish to renew many of the swaps, which are for specified terms, as they mature. However, there is a limited number of providers of such swaps, and there is no assurance the initial swap providers will choose to renew the swaps, and—if they do not renew—that we would be able to obtain suitable replacement providers. Providers may choose not to renew our total return swaps for a number of reasons, including:

  •
  increases in the provider's cost of funding;

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  insufficient volume of business with a particular provider;

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  a desire by our company to invest in a type of swap that the provider does not view as economically attractive due to changes in interest rates or other market factors; or

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  the inability of our company and a provider to agree on terms.

        Furthermore, our ability to invest in total return swaps, other than through a TRS, may be severely limited by the REIT qualification requirements because total return swaps are not qualifying assets and do not produce qualifying income for purposes of the REIT asset and income tests.

We may be required to repurchase loans that we have sold or to indemnify holders of our CDOs.

        If any of the loans we originate or acquire and sell or securitize do not comply with representations and warranties that we make about certain characteristics of the loans, the borrowers and the underlying properties, we may be required to repurchase those loans (including from a trust vehicle used to facilitate a structured financing of the assets through CDOs) or replace them with substitute loans. In addition, in the case of loans that we have sold instead of retained, we may be required to indemnify persons for losses or expenses incurred as a result of a breach of a representation or warranty. Repurchased loans typically require a significant allocation of working capital to carry on our books, and our ability to borrow against such assets is limited. Any significant repurchases or indemnification payments could materially and adversely affect our financial condition and operating results.

Our hedging transactions may limit our gains or result in losses.

        Subject to maintaining our qualification as a REIT, we use derivative instruments, including forwards, futures, swaps and options, in our risk management strategy to limit the effects of changes in interest rates on our operations. Our primary hedging strategy consists of entering into interest rate swap contracts. Additionally, we, in certain select instances choose to hedge our exposure to fluctuations in CMBS credit spreads by purchasing swaps written against a broad-based CMBS index. The value of our forwards, futures and swaps may fluctuate over time in response to changing market conditions, and will tend to change inversely with the value of the risk in our liabilities that we intend to hedge. Hedges are sometimes ineffective because the correlation between changes in value of the underlying investment and the derivative instrument is less than was expected when the hedging transaction was undertaken. Since most of our hedging activity is intended to cover the period between origination or purchase of loans and their eventual sale or securitization, unmatched losses in our hedging program tend to occur when the planned securitization fails to occur, or if the hedge proves to be ineffective.

        Our hedging transactions, which are intended to limit losses, may actually limit gains and increase our exposure to losses. The use of derivatives to hedge our liabilities carries certain risks, including the risk that losses on a hedge position will reduce the cash available for distribution to stockholders and that these losses may exceed the amount invested in such instruments. A hedge may not be effective in eliminating all of the risks inherent in any particular position and could result in higher interest rates than we would otherwise have. In addition, there will be many market risks against which we may not be able to hedge effectively. Furthermore, we do not hedge any risks with respect to instruments that we may purchase or hold for investment rather than securitization. Moreover, no hedging activity can completely insulate us from the risks associated with changes in interest rates, and our qualification as a REIT may limit our ability to effectively hedge our interest rate exposure. Our profitability may be adversely affected during any period as a result of the use of derivatives.

We are subject to significant competition and we may not compete successfully.

        We have significant competition with respect to our acquisition and origination of assets with many other companies, including other REITs, insurance companies, commercial banks, private investment funds, hedge funds, specialty finance companies and other investors, some of which have greater resources than us, and we may not be able to compete successfully for investments.

Rapid changes in the values of our MBS and other real estate related investments may make it more difficult for us to maintain our qualification as a REIT or exemption from the Investment Company Act.

        If the market value or income potential of our MBS and other real estate-related investments declines as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate investments and income and/or liquidate our non-qualifying assets in order to maintain our REIT qualification or exemption from the Investment Company Act. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of many of our non-real estate assets. We may have to make investment decisions that we otherwise would not make absent the REIT and Investment Company Act considerations.

Terrorist attacks and other acts of violence or war may affect the market for our common stock, the industry in which we conduct our operations and our profitability.

        Terrorist attacks may harm our results of operations and your investment. We cannot assure you that there will not be further terrorist attacks against the U.S. or U.S. businesses. These attacks or armed conflicts may directly impact the property underlying our asset-based securities or the securities markets in general. Losses resulting from these types of events are uninsurable.

        More generally, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the U.S. and worldwide financial markets and economy. Adverse economic conditions could harm the value of the property underlying our asset-backed securities or the securities markets in general which could harm our operating results and revenues and may result in the volatility of the value of our securities.

We are highly dependent on information systems and third parties, and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our common stock and our ability to pay dividends.

        Our business is highly dependent on communications and information systems. Any failure or interruption of our systems could cause delays or other problems in our securities trading activities, including mortgage-backed securities trading activities, which could have a material adverse effect on our operating results and negatively affect the market price of our common stock and our ability to pay dividends.

Risks Related to Our Investments

Some of our portfolio investments may be recorded at fair value as determined in good faith by our board of directors and, as a result, there will be uncertainty as to the value of these investments.

        Some of our portfolio investments may be in the form of securities that are not publicly traded. The fair value of securities and other investments that are not publicly traded may not be readily determinable. We value these investments quarterly at fair value as determined in good faith by our board of directors. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common stock could be adversely affected if our determinations regarding the fair value of these investments were materially higher than the values that we ultimately realize upon their disposal.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our operations.

        We believe the risks associated with our business is more severe during periods of economic slowdown or recession if these periods are accompanied by declining real estate values. Declining real estate values will likely reduce our level of new mortgage loan originations, since borrowers often use increases in the value of their existing properties to support the purchase or investment in additional properties. Borrowers may also be less able to pay principal and interest on our loans if the real estate economy weakens. Further, declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be insufficient to cover our cost on the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from loans in our portfolio as well as our ability to originate, sell and securitize loans, which would significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to you.

We may be adversely affected by unfavorable economic changes in geographic areas where our properties are concentrated.

        Adverse conditions in the areas where the properties underlying our investments are located (including business layoffs or downsizing, industry slowdowns, changing demographics and other factors) and local real estate conditions (such as oversupply of, or reduced demand for, office and industrial properties) may have an adverse effect on the value of our properties. A material decline in the demand or the ability of tenants to pay rent for office and industrial space in these geographic areas may result in a material decline in our cash available for distribution.

Joint investments could be adversely affected by our lack of sole decision-making authority and reliance upon a co-venturer's financial condition.

        We co-invest with third parties through partnerships, joint ventures, co-tenancies or other entities, acquiring non-controlling interests in, or sharing responsibility for managing the affairs of, a property, partnership, joint venture, co-tenancy or other entity. Therefore, we will not be in a position to exercise sole decision-making authority regarding that property, partnership, joint venture or other entity. Investments in partnerships, joint ventures, or other entities may involve risks not present were a third party not involved, including the possibility that our partners, co-tenants or co-venturers might become bankrupt or otherwise fail to fund their share of required capital contributions. Additionally, our partners or co-venturers might at any time have economic or other business interests or goals which are inconsistent with our business interests or goals. These investments may also have the potential risk of impasses on decisions such as a sale, because neither we nor the partner, co-tenant or co-venturer would have full control over the partnership or joint venture. Consequently, actions by such partner, co-tenant or co-venturer might result in subjecting properties owned by the partnership or joint venture to additional risk. In addition, we may in specific circumstances be liable for the actions of our third-party partners, co-tenants or co-venturers.

        As of August 4, 2005, we were participating in one unconsolidated joint venture encompassing one property and had an aggregate cost basis in the joint ventures totaling $57.1 million. As of August 4, 2005, our share of joint venture debt totaled $310.5 million.

        Although our existing joint venture agreement does not contain such provisions, we may in the future enter into joint venture agreements that contain terms in favor of our partners that may have an adverse effect on the value of our investments in the joint ventures. For example, we may be entitled under a particular joint venture agreement to an economic share in the profits of the joint venture that is smaller than our ownership percentage in the joint venture, our partner may be entitled to a specified portion of the profits of the joint venture before we are entitled to any portion of such profits and our partner may have rights to buy our interest in the joint venture, to force us to buy the partner's interest in the joint venture or to compel the sale of the property owned by such joint venture. These rights may permit our partner in a particular joint venture to obtain a greater benefit from the value or profits of the joint venture than us, which may have an adverse effect on the value of our investment in the joint venture and on our financial condition and results of operations.

Liability relating to environmental matters may impact the value of the properties that we may acquire or underlying our investments.

        Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. These laws often impose liability without regard to whether the owner or operator knew of, or, was responsible for, the release of such hazardous substances.

        If we acquire properties directly, there may be environmental problems associated with the property of which we were unaware. The presence of hazardous substances may adversely affect an owner's ability to sell real estate or borrow using real estate as collateral. To the extent that in owner of a property underlying one of our debt investments becomes liable for removal costs, the ability of to the owner to make debt payments to us may be reduced, which in turn may adversely affect the value of the relevant it mortgage asset held by us and our ability to make distributions to stockholders.

        If we acquire any properties, the presence of hazardous substances on a property may adversely affect our ability to sell the property and we may incur substantial remediation costs, thus harming our financial condition. In addition, although our leases, if any, will generally require our tenants to operate in compliance with all applicable laws and to indemnify us against any environmental liabilities arising from a tenant's activities on the property, we nonetheless would be subject to strict liability by virtue of our ownership interest for environmental liabilities created by such tenants, and we cannot ensure you that any tenants we might have would satisfy their indemnification obligations under the applicable sales agreement or lease. The discovery of material environmental liabilities attached to such properties could have a material adverse effect on our results of operations and financial condition and our ability to make distributions to our stockholders.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve risks and costs.

        The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased.

        In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

Prepayments can adversely affect the yields on our investments.

        The yield of our assets may be affected by the rate of prepayments differing from our projections. Prepayments on debt instruments, where permitted under the debt documents, are influenced by changes in current interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. In periods of declining interest rates, prepayments on mortgage at similar yields, and loans generally increase. If we are unable to invest the proceeds of such prepayments received, the yield on our portfolio will decline. In addition, we may acquire assets at a discount or premium and if the asset does not repay when expected, our anticipated yield may be impacted. Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of acquisition of certain investments.

The loans we invest in and the commercial mortgage loans underlying the CMBS we invest in are subject to risks of delinquency and foreclosure.

        Commercial mortgage loans are secured by commercial or multi-family property and are subject to risks of delinquency and foreclosure. These risks of loss are greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to pay principal and interest on a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower's ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by a number of conditions beyond our control, including:

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  tenant mix;

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  success of tenant businesses;

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  property management decisions;

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  property location and condition;

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  competition from comparable types of properties;

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  changes in laws that increase operating expense or limit rents that may be charged;

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  any need to address environmental contamination at the property;

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  the occurrence of any uninsured casualty at the property;

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  changes in national, regional or local economic conditions and/or specific industry segments;

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  declines in regional or local real estate values;

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  declines in regional or local rental or occupancy rates;

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  increases in interest rates, real estate tax rates and other operating expenses; and

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  changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

        Any of these factors could have an adverse affect on the ability of the borrower to make payments of principal and interest in a timely fashion, or at all, on the mortgage loans in which we invest and could adversely affect the cash flows we intend to receive from these investments.

        In the event of any default under a mortgage loan held directly by us, we will bear the risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest on the mortgage loan, which could have a material adverse effect on our cash flow from operations and our ability to make distributions to our stockholders. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to the borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

        CMBS evidence interests in or are secured by a single commercial mortgage loan or a pool of commercial mortgage loans. Residential MBS evidence interests in or are secured by a pool of single-family residential mortgage loans. Accordingly, multi-property MBS we invest in are subject to all of the risks of the underlying mortgage loans.

The B Notes in which we invest may be subject to additional risks relating to the privately negotiated structure and terms of the transaction, which may result in losses to us.

        A B Note is a mortgage loan typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) subordinated to an A Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B Note owners after payment to the A Note owners. B Notes reflect similar credit risks to comparably rated CMBS. However, since each transaction is privately negotiated, B Notes can vary in their structural characteristics and risks. For example, the rights of holders of B Notes to control the process following a borrower default may be limited in certain investments. We cannot predict the terms of each B Note investment. Further, B Notes typically are secured by a single property, and so reflect the increased risks associated with a single property compared to a pool of properties. B Notes also are less liquid than CMBS, thus we may be unable to dispose of underperforming or non-performing investments. The higher risks associated with our subordinate position in our B Note investments could subject us to increased risk of losses.

Investment in non-conforming and non-investment grade loans may involve increased risk of loss.

        We acquire or originate and may continue to acquire or originate in the future certain loans that do not conform to conventional loan criteria applied by traditional lenders and are not rated or are rated as non-investment grade (for example, for investments rated by Moody's Investors Service, ratings lower than Baa3, and for Standard & Poor's, BBB- or below). The non-investment grade ratings for these loans typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers' credit history, the properties' underlying cash flow or other factors. As a result, these loans we originate or acquire or may originate or acquire in the future have a higher risk of default and loss than conventional loans. Any loss we incur may reduce distributions to our stockholders. There are no limits on the percentage of unrated or non-investment grade assets we may hold in our portfolio.

Investments in mezzanine loans involve greater risks of loss than senior loans secured by income producing properties.

        Investments in mezzanine loans take the form of subordinated loans secured by second mortgages on the underlying property or loans secured by a pledge of the ownership interests in the entity that directly or indirectly owns the property. These types of investments involve a higher degree of risk than a senior mortgage loan because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse, to the assets of the property owning entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt is paid in full. As a result, we may not recover some or all of our investment, which could result in losses. In addition, mezzanine loans may have higher loan to value ratios than conventional mortgage loans, resulting in less equity in the property and increasing the risk of loss of principal.

Bridge loans involve a greater risk of loss than traditional mortgage loans.

        We provide bridge loans secured by first lien mortgages on a property to borrowers who are typically seeking short-term capital to be used in an acquisition or renovation of real estate. The borrower has usually identified an undervalued asset that has been under-managed or is located in a recovering market. If the market in which the asset is located fails to recover according to the borrower's projections, or if the borrower fails to improve the quality of the asset's management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the bridge loan, and we may not recover some or all of our investment.

        In addition, owners usually borrow funds under a conventional mortgage loan to repay a bridge loan. We may therefore be dependent on a borrower's ability to obtain permanent financing to repay our bridge loan, which could depend on market conditions and other factors. Bridge loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event of any default under bridge loans held by us, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the bridge loan. To the extent we suffer such losses with respect to our investments in bridge loans, the value of our company and the price of our common stock may be adversely affected.

Preferred equity investments involve a greater risk of loss than transitional debt financing.

        Preferred equity investments are subordinate to debt financing and are not secured. Should the issuer default on our investment, we would only be able to proceed against the entity that issued the preferred equity in accordance with the terms of the preferred security, and not any property owned by the entity. Furthermore, in the event of bankruptcy or foreclosure, we would only be able to recoup our investment after any lenders to the entity are paid. As a result, we may not recover some or all of our investment, which could result in losses.

Our investments in subordinated loans and subordinated CMBS are subject to losses.

        We acquire subordinated loans and may invest in subordinated CMBS. In the event a borrower defaults on a loan and lacks sufficient assets to satisfy our loan, we may suffer a loss of principal or interest. In the event a borrower declares bankruptcy, we may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan. In addition, certain of our loans may be subordinate to other debt of the borrower. If a borrower defaults on our loan or on debt senior to our loan, or in the event of a borrower bankruptcy, our loan will be satisfied only after the senior debt is paid in full. Where debt senior to our loan exists, the presence of intercreditor arrangements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies (through "standstill periods") and control decisions made in bankruptcy proceedings relating to borrowers.

        In general, losses on a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, and then by the "first loss" subordinated security holder. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit and any classes of securities junior to those in which we invest, we will not be able to recover all of our investment in the securities we purchase. Likewise, we may not be able to recover some or all of our investment in certain subordinated loans in which we obtain interests. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related MBS, the securities in which we invest may effectively become the "first loss" position behind the more senior securities, which may result in significant losses to us.

        An economic downturn could increase the risk of loss on our investments in subordinated MBS. The prices of lower credit-quality securities, such as the subordinated MBS in which we may invest, are generally less sensitive to interest rate changes than more highly rated investments, but are more sensitive to adverse economic downturns or individual property developments. An economic downturn or a projection of an economic downturn could cause a decline in the price of lower credit quality securities because the ability of obligors of mortgages underlying MBS to make principal and interest payments may be impaired. In such event, existing credit support to a securitized structure may be insufficient to protect us against loss of our principal on these securities.

Our investments in debt securities are subject to specific risks relating to the particular issuer of the securities and to the general risks of investing in subordinated real estate securities.

        Our investments in debt securities involve special risks. REITs generally are required to invest substantially in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus. Our investments in debt are subject to the risks described above with respect to mortgage loans and MBS and similar risks, including:

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  risks of delinquency and foreclosure, and risks of loss in the event thereof;

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  the dependence upon the successful operation of and net income from real property;

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  risks generally incident to interests in real property; and

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  risks that may be presented by the type and use of a particular commercial property.

        Debt securities are generally unsecured and may also be subordinated to other obligations of the issuer. We may also invest in debt securities that are rated below investment grade. As a result, investments in debt securities are also subject to risks of:

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  limited liquidity in the secondary trading market;

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  substantial market price volatility resulting from changes in prevailing interest rates;

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  subordination to the prior claims of banks and other senior lenders to the issuer;

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  the operation of mandatory sinking fund or call/redemption provisions during periods of declining interest rates that could cause the issuer to reinvest premature redemption proceeds in lower yielding assets;

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  the possibility that earnings of the debt security issuer may be insufficient to meet its debt service; and

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  the declining creditworthiness and potential for insolvency of the issuer of such debt securities during periods of rising interest rates and economic downturn.

        These risks may adversely affect the value of outstanding debt securities and the ability of the issuers thereof to repay principal and interest.

Our real estate investments are subject to risks particular to real property.

        We own assets secured by real estate and may own real estate directly. Real estate investments are subject to risks particular to real property.

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  acts of God, including earthquakes floods and other natural disasters, which may result in uninsured losses;

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  acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

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  adverse changes in national and local economic and market conditions;

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  changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

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  costs of remediation and liabilities associated with environmental conditions such as indoor mold; and

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  the potential for uninsured or under-insured property losses.

        If any of these or similar events occur, it may reduce our return from an affected property or investment and reduce or eliminate our ability to make distributions to stockholders.

Our real estate investments may be illiquid, which could restrict our ability to respond rapidly to changes in economic conditions.

        The real estate and real estate-related assets in which we invest are generally illiquid. In addition, the instruments that we purchase in connection with privately negotiated transactions are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. A majority of the MBS and debt instruments that we purchase are purchased in private, unregistered transactions. As a result, the majority of our investments in securities are subject to restrictions on resale or otherwise have no established trading market. As a result, our ability to sell under-performing assets in our portfolio or respond to changes in economic and other conditions may be relatively limited.

Investments in net lease properties may generate losses.

        The value of our investments and the income from our investments in net lease properties may be significantly adversely affected by a number of factors, including:

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  national, state and local economic climates;

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  real estate conditions, such as an oversupply of or a reduction in demand for real estate space in the area;

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  the perceptions of tenants and prospective tenants of the convenience, attractiveness and safety of our properties;

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  competition from comparable properties;

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  the occupancy rate of our properties;

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  the ability to collect on a timely basis all rent from tenants;

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  the effects of any bankruptcies or insolvencies of major tenants;

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  the expense of re-leasing space;

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  changes in interest rates and in the availability, cost and terms of mortgage funding;

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  the impact of present or future environmental legislation and compliance with environmental laws;

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  cost of compliance with the American with Disabilities Act of 1990;

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  adverse changes in governmental rules and fiscal policies;

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  civil unrest;

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  acts of nature, including earthquakes, hurricanes and other natural disasters (which may result in uninsured losses);

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  acts of terrorism or war;

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  adverse changes in zoning laws; and

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  other factors which are beyond our control.

Our due diligence may not reveal all of a borrower's liabilities and nay not reveal other weaknesses in its business.

        Before investing in a company or making a loan to a borrower, we assess the strength and skills of such entity's management and other factors that we believe are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, we rely on the resources available to us and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly organized entities because there may be little or no information publicly available about the entities. There can be no assurance that our due diligence processes will uncover all relevant facts or that any investment will be successful.

Risks Related to Our Organization and Structure

The concentration of our ownership may adversely affect the ability of investors to influence our policies.

        SL Green owns approximately 25% of the outstanding shares of our common stock. In addition, SL Green has the right to purchase 25% of the shares in any future offering of common stock. Accordingly, SL Green has significant influence over us and may determine to vote their shares together. The ownership level of SL Green may discourage or prevent others from trying to acquire control of us and increase the difficulty of consummating any offer, including potential acquisitions that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. This concentration of ownership may result in decisions affecting us that may not serve the best interest of all stockholders.

Maryland takeover statutes may prevent a change of control of our company, which could depress our stock price.

        Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

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  any person who beneficially owns 10% or more of the voting power of the corporation's shares; or

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  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

        A person is not an interested stockholder under the statute if the board of directors approves in advance the transaction by which he otherwise would have become an interested stockholder.

        After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

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  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

        The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer, including potential acquisitions that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

        We have opted out of these provisions of the Maryland General Corporation Law, or the MGCL, with respect to its business combination provisions and its control share provisions by resolution of our board of directors and a provision in our bylaws, respectively. However, in the future our board of directors may reverse its decision by resolution and elect to opt in to the MGCL's business combination provisions, or amend our bylaws and elect to opt in to the MGCL's control share provisions. See "Certain Provisions of Maryland Law and of Our Charter and Bylaws—Maryland Business Combination Act" and "—Maryland Control Share Acquisition Act."

        Additionally, Title 8, Subtitle 3 of the MGCL permits our board of directors, without stockholder approval and regardless of what is provided in our charter or bylaws, to implement takeover defenses, some of which we do not have. These provisions may have the effect of inhibiting a third party from making us an acquisition proposal or of delaying, deferring or preventing a change in our control under circumstances that otherwise could provide you with an opportunity to realize a premium over the then-current market price.

Our authorized but unissued preferred stock may prevent a change in our control which could be in your best interests.

        Our charter authorizes us to issue additional authorized but unissued shares of our common stock or preferred stock. Any such issuance could dilute our existing stockholders' interests. In addition, our board of directors may classify or reclassify any unissued shares of preferred stock and may set the preferences, rights and other terms of the classified or reclassified shares. As a result, our board of directors may establish a series of preferred stock that could delay or prevent a transaction or a change in control that might be in the best interest of our stockholders.

Our staggered board of directors and other provisions of our charter and bylaws may prevent a change in our control.

        Our board of directors is divided into three classes of directors. The current terms of the directors expire in 2006, 2007 and 2008. Directors of each class are chosen for three-year terms upon the expiration of their current terms, and each year one class of directors is elected by the stockholders. The staggered terms of our directors may reduce the possibility of a tender offer or an attempt at a change in control, even though a tender offer or change in control might be in the best interest of our stockholders. In addition, our charter and bylaws also contain other provisions that may delay or prevent a transaction or a change in control that might be in the best interest of our stockholders.

Changes in market conditions could adversely affect the market price of our common stock.

        As with other publicly traded equity securities, the value of our common stock depends on various market conditions which may change from time to time. Among the market conditions that may affect the value of our common stock are the following:

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  the extent of your interest in us;

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  the general reputation of REITs and the attractiveness of our equity securities in comparison to other equity securities, including securities issued by other real estate-based companies;

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  our financial performance; and

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  general stock and bond market conditions.

        The market value of our common stock is based primarily upon the market's perception of our growth potential and our current and potential future earnings and cash dividends. Consequently, our common stock may trade at prices that are higher or lower than our net asset value per share of common stock. If our future earnings or cash dividends are less than expected, it is likely that the market price of our common stock will diminish.

An increase in market interest rates may have an adverse effect on the market price of our common stock.

        One of the factors that investors may consider in deciding whether to buy or sell shares of our common stock is our distribution rate as a percentage of our share price relative to market interest rates. If the market price of our common stock is based primarily on the earnings and return that we derive from our investments and income with respect to our investments and our related distributions to stockholders, and not from the market value of the investments themselves, then interest rate fluctuations and capital market conditions will likely affect the market price of our common stock. For instance, if market rates rise without an increase in our distribution rate, the market price of our common stock could decrease as potential investors may require a higher distribution yield on our common stock or seek other securities paying higher distributions or interest. In addition, rising interest rates would result in increased interest expense on our variable rate debt, thereby adversely affecting cash flow and our ability to service our indebtedness and pay distributions.

Risks Related to Our Taxation as a REIT

Our failure to qualify as a REIT would result in higher taxes and reduced cash available for stockholders.

        We intend to continue to operate in a manner so as to qualify as a REIT for U.S. federal income tax purposes. Our continued qualification as a REIT depends on our satisfaction of certain asset, income, organizational, distribution and stockholder ownership requirements on a continuing basis. Our ability to satisfy some of the asset tests depends upon the fair market values of our assets, some of which are not able to be precisely determined and for which we will not obtain independent appraisals. If we were to fail to qualify as a REIT in any taxable year, and certain statutory relief provisions were not available, we would be subject to U.S. federal income tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates, and distributions to stockholders would not be deductible by us in computing our taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution on your investment in our stock. Unless entitled to relief under certain Internal Revenue Code provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. See "Material U.S. Federal Tax Considerations" for a discussion of material U.S. federal income tax considerations relating to us and our common stock.

REIT distribution requirements could adversely affect our liquidity.

        In order to qualify as a REIT, each year we must distribute to our stockholders at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction, and not including any net capital gain. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our net taxable income, we will be subject to U.S. federal corporate income tax on our undistributed net taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under U.S. federal tax laws.

        We intend to continue to make distributions to our stockholders to comply with the REIT distribution requirements and avoid corporate income tax and/or excise tax. However, differences in timing between the recognition of taxable income and the actual receipt of cash could require us to sell assets or borrow funds on a short-term or long-term basis to meet the 90% distribution requirement or avoid corporate income or excise tax. We may own assets that generate mismatches between taxable income and available cash. These assets may include (a) securities that have been financed through financing structures which require some or all of available cash flows to be used to service borrowings, (b) loans or MBS we hold that have been issued at a discount and require the accrual of taxable economic interest in advance of receipt in cash, and (c) distressed debt on which we may be required to accrue taxable interest income even though the borrower is unable to make current debt service payments in cash. As a result, the requirement to distribute a substantial portion of our net taxable income could cause us to: (a) sell assets in adverse market conditions, (b) borrow on unfavorable terms or (c) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt to comply with REIT requirements.

        To maximize the return on our funds, cash generated from operations is expected to be used to temporarily pay down borrowings. When making distributions, we may borrow the required funds by drawing on credit capacity available under our credit facilities. If distributions exceed the amount of cash generated from operations, we may be required to borrow additional funds, which, in turn, would reduce the amount of funds available for other purposes.

        Further, amounts distributed will not be available to fund investment activities. We expect to fund our investments by raising equity capital and through borrowings from financial institutions. If we fail to obtain debt or equity capital in the future, it could limit our ability to grow, which could have a material adverse effect on the value of our common stock.

Complying with REIT requirements may limit our ability to hedge effectively.

        The existing REIT provisions of the Internal Revenue Code may substantially limit our ability to hedge our operations. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 95% gross income test (and will generally constitute non-qualifying income for purposes of the 75% gross income test). To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. In addition, we must limit our aggregate income from non-qualified hedging transactions, from our provision of services and from other non-qualifying sources, to less than 5% of our annual gross income (determined without regard to gross income from qualified hedging transactions). As a result, we may have to limit our use of certain hedging techniques or implement those hedges through TRSs. This could result in greater risks associated with changes in interest rates than we would otherwise want to incur or could increase the cost of our hedging activities. If we fail to satisfy the 25% or 5% limitations, we could lose our REIT qualification for U.S. federal income tax purposes, unless our failure was due to reasonable cause and not due to willful neglect, and we meet certain other technical requirements. Even if our failure was due to reasonable cause, we might incur a penalty tax.

The stock ownership limit imposed by the Internal Revenue Code for REITs and our charter may inhibit market activity in our stock and may restrict our business combination opportunities.

        In order for us to maintain our qualification as a REIT under the Internal Revenue Code, not more than 50% in value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year. Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% of the aggregate value of the outstanding shares of our stock. Our board of directors may not grant such an exemption to any proposed transferee whose ownership of in excess of 9.8% of the value of our outstanding shares would result in the termination of our status as a REIT. Our board of directors has waived this provision in connection with SL Green's purchase of our shares. We have also granted waivers to two other purchases in connection with their purchase of our share in a pervious private placement. These ownership limits could delay or prevent a transaction or a change in our control that might be in the best interest of our stockholders.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for U.S. federal income tax purposes.

        A REIT's net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to sell or securitize loans in a manner that was treated as a sale of the loans for U.S. federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans and may limit the structures we utilize for our securitization transactions even though such sales or structures might otherwise be beneficial for us.

        It may be possible to reduce the impact of the prohibited transaction tax by engaging in securitization transactions treated as sales through one or more of our TRSs, subject to certain limitations as described below. To the extent that we engage in such activities through one or more TRSs, the income associated with such activities may be subject to full corporate income tax.

The "taxable mortgage pool" rules may limit the manner in which we effect future securitizations and may subject us to U.S. federal income tax and increase the tax liability of our stockholders.

        Certain of our current and future securitizations, such as our CDOs could be considered to result in the creation of taxable mortgage pools for U.S. federal income tax purposes. As a REIT, so long as we or another private subsidiary REIT own 100% of the equity interests in a taxable mortgage pool, our qualification as a REIT would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. We would generally be precluded, however, from holding equity interests in such securitizations through our operating partnership (unless held through a private subsidiary REIT), selling to outside investors equity interests in such securitizations or from selling any debt securities issued in connection with such securitizations that might be considered to be equity interests for tax purposes. These limitations will preclude us from using certain techniques to maximize our returns from securitization transactions.

        Furthermore, although the law on the matter is unclear, we might be taxable at the highest corporate income tax rate on a portion of the income arising from a taxable mortgage pool that is allocable to the percentage of our shares held by "disqualified organizations," which are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from unrelated business taxable income. We expect that disqualified organizations will own our shares. Because this tax would be imposed on us, all of our investors, including investors that are not disqualified organizations, would bear a portion of the tax cost associated with the classification of us or a portion of our assets as a taxable mortgage pool. See "Material U.S. Federal Income Tax Considerations—Effect of Subsidiary Entities—Taxable Mortgage Pools."

        In addition, if we realize excess inclusion income and allocate it to stockholders, this income cannot be offset by net operating losses of our stockholders. If the stockholder is a tax-exempt entity and not a disqualified organization, then this income would be fully taxable as unrelated business taxable income under Section 512 of the Internal Revenue Code. If the stockholder is a foreign person, it would be subject to U.S. federal income tax withholding on this.

We may be unable to generate sufficient revenue from operations to pay our operating expenses and to pay distributions to our stockholders.

        As a REIT, we are generally required to distribute at least 90% of our REIT taxable income (determined without regard to the dividends paid deduction and not including net capital gains) each year to our stockholders. To qualify for the tax benefits accorded to REITs, we have and intend to continue to pay quarterly distributions and to make distributions to our stockholders in amounts such that we distribute all or substantially all our net taxable income each year, subject to certain adjustments. However, our ability to make distributions may be adversely affected by the risk factors described in this prospectus. In the event of a downturn in our operating results and financial performance or unanticipated declines in the value of our asset portfolio, we may be unable to declare or pay quarterly distributions or make distributions to our stockholders. The timing and amount of distributions are in the sole discretion of our board of directors, which considers, among other factors, our earnings, financial condition, debt service obligations and applicable debt covenants, REIT qualification requirements and other tax considerations and capital expenditure requirements as our board may deem relevant from time to time.

Although our use of TRSs may be able to partially mitigate the impact of meeting the requirements necessary to maintain our qualification as a REIT, our ownership of and relationship with our TRSs will be limited and a failure to comply with the limits would jeopardize our REIT qualification and may result in the application of a 100% excise tax.

        A REIT may own up to 100% of the stock of one or more TRSs. A TRS generally may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of a REIT's assets may consist of stock or securities of one or more TRSs. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm's-length basis.

        Our TRSs including GKK Trading Corp. will pay federal, state and local income tax on their taxable income, and their after-tax net income will be available for distribution to us but will not be required to be distributed to us. We anticipate that the aggregate value of TRS securities owned by us will be less than 20% of the value of our total assets (including our TRS securities). Furthermore, we will monitor the value of our respective investments in our TRSs for the purpose of ensuring compliance with the rule that no more than 20% of the value of a REIT's assets may consist of TRS securities (which is applied at the end of each calendar quarter). In addition, we will scrutinize all of our transactions with our TRSs for the purpose of ensuring that they are entered into on arm's-length terms in order to avoid incurring the 100% excise tax described above. The value of the securities that we hold in our TRSs may not be subject to precise valuation. Accordingly, there can be no complete assurance that we will be able to comply with the 20% limitation discussed above or avoid application of the 100% excise tax discussed above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents that are incorporated by reference herein contain forward-looking statements that are subject to risks and uncertainties. You can identify forward-looking statements by the use of forward-looking expressions such as "may," "will," "should," "expect," "believe," "anticipate," "estimate," "intend," "plan," "project," or "continue," or any negative or other variations on such expressions. Forward-looking statements include information concerning possible or assumed future results of our operations, including any forecasts, projections and plans and objectives for future operations. Although we believe that our plans, intentions and expectations as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions or expectations will be achieved. We have listed below and have discussed elsewhere in this prospectus some important risks, uncertainties and contingencies which could cause our actual results, performance or achievements to be materially different from the forward-looking statements we make in this prospectus. These risks, uncertainties and contingencies include, but are not limited to, the following:

  •
  the success or failure of our efforts to implement our current business strategy;

  •
  economic conditions generally and in the commercial finance and real estate markets specifically;

  •
  the performance and financial condition of borrowers and corporate customers;

  •
  the actions of our competitors and our ability to respond to those actions;

  •
  the cost of our capital, which depends in part on our asset quality, the nature of our relationships with our lenders and other capital providers, our business prospects and outlook and general market conditions;

  •
  availability of qualified personnel;

  •
  availability of investment opportunities in real estate-related and other securities;

  •
  the adequacy of our cash reserves and working capital;

  •
  unanticipated increases in financing and other costs, including a rise in interest rates;

  •
  the timing of cash flows, if any, from our investments;

  •
  risks of structured finance investments;

  •
  changes in governmental regulations, tax rates and similar matters;

  •
  legislative and regulatory changes (including changes to laws governing the taxation of REITs);

  •
  environmental and/or safety requirements;

  •
  our ability to satisfy complex rules in order for us to qualify as a REIT, for federal income tax purposes, our operating partnership's ability to satisfy the rules in order for it to qualify as a partnership for federal income tax purposes, and the ability of certain of our subsidiaries to qualify as REITs and certain of our subsidiaries to qualify as Taxable REIT Subsidiaries (as defined below) for federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules;

  •
  GKK Manager LLC remaining our Manager;

  •
  competition with other companies;

  •
  the continuing threat of terrorist attacks on the national, regional and local economies; and

  •
  other factors discussed under the heading "Risk Factors."

        We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. In evaluating forward-looking statements, you should consider these risks and uncertainties, together with the other risks described from time-to-time in our reports and documents which are filed with the SEC, and you should not place undue reliance on those statements.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratios of earnings to combined fixed charges and preferred stock dividends for the periods indicated.

	For the Period from April 12, 2004 (formation) through December 31, 2004	Six Months Ended June 30, 2005
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	2.40	2.38

        We computed the ratio of earnings to combined fixed charges and preferred stock dividends by dividing earnings by fixed charges. We have not issued any preferred stock as of the date of this prospectus, and therefore there were no preferred dividends included in our calculation of ratios of earnings to combined fixed charges and preferred stock dividends for these periods. Earnings have been calculated by adding fixed charges to income before provision for income taxes. Fixed charges consist of interest expense, amortization of deferred financing costs and the portion of rental expense deemed to be the equivalent of interest.

USE OF PROCEEDS

        Unless otherwise specified in the applicable prospectus supplement, we intend to contribute the net proceeds from the sale of the securities offered hereby to our operating partnership, which would use such net proceeds to make investments in commercial real estate-related loans and securities and for general corporate purposes, including financing and operating expenses and other expenses of the company. Further details relating to the use of the net proceeds will be set forth in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

General

        Our charter provides that we may issue up to 100,000,000 shares of common stock, $0.001 par value per share. Subject to the provisions of our charter regarding excess stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of this stock will possess the exclusive voting power. Holders of shares of our common stock are not entitled to cumulate their votes in the election of directors. On September 9, 2005, there were 18,959,309 shares of common stock outstanding.

        All shares of common stock offered hereby have been duly authorized, and will be fully paid and nonassessable. Subject to the preferential rights of any other class or series of stock and to the provisions of our charter regarding the restrictions on transfer of stock, holders of shares of our common stock are entitled to receive distributions on their stock if, as and when authorized and declared by our board of directors out of assets legally available therefor. The holders of shares of our common stock are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all our known debts and liabilities.

        Holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our charter regarding excess stock, shares of common stock will have equal dividend, liquidation and other rights.

Provisions of Our Charter

        Our charter authorizes our board of directors to classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, limitations and restrictions on ownership, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital stock.

        Our board of directors is divided into three classes of directors, each class constituting approximately one-third of the total number of directors, with the classes serving staggered terms. At each annual meeting of stockholders, the class of directors to be elected at the meeting will be elected for a three-year term and the directors in the other two classes will continue in office. We believe that classified directors will help to assure the continuity and stability of our board of directors and our business strategies and policies as determined by our board of directors. The use of a staggered board may delay or defer a change in control of our company or removal of incumbent management.

Restrictions on Ownership

        Our charter, subject to certain exceptions, contains certain restrictions on the number of shares of our stock that a person may own. Our charter contains a stock ownership limit which prohibits any person from acquiring or holding, directly or indirectly, applying attribution rules under the Internal Revenue Code, shares of stock in excess of 9.8% of the total number of shares or value of our outstanding common stock, whichever is more restrictive. Our charter further prohibits (1) any person from beneficially or constructively owning shares of our stock that would result in us being "closely held" under Section 856(h) of the Internal Revenue Code (without regard to whether the shares are owned during the last half of a taxable year), and (2) any person from transferring shares of our stock if such transfer would result in shares of our stock being owned by fewer than 100 persons. Unless exempted by our board of directors, no person may own more than 9.8% of the aggregate value of the outstanding shares of our stock. Our board of directors has waived this provision in connection with

SL Green's purchase of our shares. Our board of directors has also granted waivers to two other purchases in connection with their purchase of our shares in a previous private placement. However, our board of directors may not grant and have not granted such an exemption to any person whose ownership, direct or indirect, of in excess of 9.8% of the number or value of the outstanding shares of our stock (whichever is more restrictive) would result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code or otherwise would result in us failing to qualify as a REIT.

        The person seeking an exemption must represent to the satisfaction of our board of directors that the exemption will not result in us failing to qualify as a REIT. The person also must agree that any violation or attempted violation of any of the foregoing restrictions will result in the automatic transfer of the shares of stock causing such violation to the trust (as defined below). Our board of directors may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to our board of directors in its sole discretion, to determine or ensure our status as a REIT.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of our stock that resulted in a transfer of shares to the trust in the manner described below, will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on us.

        If any transfer of shares of our stock occurs which, if effective, would result in any person beneficially or constructively owning shares of our stock in excess or in violation of the above transfer or ownership limitations, then that number of shares of our stock the beneficial or constructive ownership of which otherwise would cause such person to violate such limitations (rounded to the nearest whole share) shall be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the prohibited owner shall not acquire any rights in such shares. Such automatic transfer shall be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Shares of stock held in the trust shall be issued and outstanding shares of our stock. The prohibited owner shall not benefit economically from ownership of any shares of stock held in the trust, shall have no rights to distributions and shall not possess any rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust shall have all voting rights and rights to distributions with respect to shares of stock held in the trust, which rights shall be exercised for the exclusive benefit of the charitable beneficiary. Any distribution paid prior to the discovery by us that shares of stock have been transferred to the trustee shall be paid by the recipient of such distribution to the trustee upon demand, and any distribution authorized but unpaid shall be paid when due to the trustee. Any distribution so paid to the trustee shall be held in trust for the charitable beneficiary. The prohibited owner shall have no voting rights with respect to shares of stock held in the trust and, subject to Maryland law, effective as of the date that such shares of stock have been transferred to the trust, the trustee shall have the authority (at the trustee's sole discretion) (1) to rescind as void any vote cast by a prohibited owner prior to the discovery by us that such shares have been transferred to the trust, and (2) to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee shall not have the authority to rescind and recast such vote.

        Within 20 days after receiving notice from us that shares of our stock have been transferred to the trust, the trustee shall sell the shares of stock held in the trust to a person whose ownership of the shares will not violate any of the ownership limitations set forth in our charter. Upon such sale, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows. The prohibited owner shall receive the lesser of (1) the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price, as defined in our charter, of such shares on the day of the event causing the shares to be held in the trust and (2) the price per share received by the trustee from the sale or other disposition of the shares held in the trust, in each case reduced by the costs incurred to enforce the ownership limits as to the shares in question. Any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid immediately to the charitable beneficiary. If, prior to the discovery by us that shares of our stock have been transferred to the trust, such shares are sold by a prohibited owner, then (1) such shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive pursuant to the aforementioned requirement, such excess shall be paid to the trustee upon demand.

        In addition, shares of our stock held in the trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in such transfer to the trust (or, in the case of a devise or gift, the market price at the time of such devise or gift) and (2) the market price on the date we, or our designee, accept such offer. We shall have the right to accept such offer until the trustee has sold the shares of stock held in the trust. Upon such a sale to us, the interest of the charitable beneficiary in the shares sold shall terminate and the trustee shall distribute the net proceeds of the sale to the prohibited owner.

        All certificates representing shares of our common stock and, to the extent issued, our preferred stock, will bear a legend referring to the restrictions described above.

        Every record holder of 0.5% or more (or such other percentage as required by the Internal Revenue Code and the related Treasury regulations) of all classes or series of our stock, including shares of our common stock on any distribution record date during each taxable year, within 30 days after the end of the taxable year, shall be required to give written notice to us stating the name and address of such record holder, the number of shares of each class and series of our stock which the record holder beneficially owns and a description of the manner in which such shares are held. Each such record holder shall provide to us such additional information as we may request in order to determine the effect, if any, of such beneficial ownership on our status as a REIT and to ensure compliance with the stock ownership limits. In addition, each record holder shall upon demand be required to provide to us such information as we may reasonably request in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance. We may request such information after every sale, disposition or transfer of our common stock prior to the date a registration statement for such stock becomes effective. A record holder who fails to supply the required information will be required to file a supplemental statement with the U.S. Internal Revenue Service along with such holder's U.S. federal income tax returns.

        These ownership limits could delay, defer or prevent a change in control or other transaction of us that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Transfer Agent and Registrar

        The transfer agent and registrar for the common stock is The Bank of New York.

DESCRIPTION OF PREFERRED STOCK

General

        Our charter provides that we may issue up to 25,000,000 shares of preferred stock, $0.001 par value per share. On September 9, 2005, we had no outstanding series of preferred stock.

        The following description of the preferred stock sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our charter and bylaws and any applicable articles supplementary to the charter designating terms of a series of preferred stock. The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of common stock. Although our board of directors does not have this intention at this present time, it could establish another series of preferred stock, that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for the common stock or otherwise be in the best interest of the holders thereof. Management believes that the availability of preferred stock will provide us with increased flexibility in structuring possible future financing and acquisitions and in meeting other needs that might arise.

Terms

        Subject to the limitations prescribed by our charter, our board of directors is authorized to classify any unissued shares of preferred stock and to reclassify any previously classified but unissued share of any series of preferred stock previously authorized by our board of directors. Prior to issuance of shares of each class or series of preferred stock, our board of directors is required by the MGCL and our charter to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption for each class or series.

        Reference is made to the prospectus supplement relating to the series of preferred stock offered thereby for the specific terms thereof, including:

  •
  The title and stated value of the preferred stock;

  •
  The number of shares of the preferred stock, the liquidation preference per share of the preferred stock and the offering price of the preferred stock;

  •
  The dividend rate(s), period(s) and/or payment day(s) or method(s) of calculation thereof applicable to the preferred stock;

  •
  The date from which dividends on the preferred stock shall accumulate, if applicable;

  •
  The procedures for any auction and remarketing, if any, for the preferred stock;

  •
  The provision for a sinking fund, if any, for the preferred stock;

  •
  The provision for redemption, if applicable, of the preferred stock;

  •
  Any listing of the preferred stock on any securities exchange;

  •
  The terms and conditions, if applicable, upon which the preferred stock may or will be convertible into our common stock, including the conversion price or manner of calculation thereof;

  •
  The relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

  •
  Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the qualification of our company as a REIT;

  •
  A discussion of federal income tax considerations applicable to the preferred stock; and

  •
  Any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Rank

        Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company, rank:

  (a)
  senior to all classes or series of common stock and to all equity securities issued by us the terms of which provide that the equity securities shall rank junior to the preferred stock;

  (b)
  on a parity with all equity securities issued by us other than those referred to in clauses (a) and (c); and

  (c)
  junior to all equity securities issued by us which the terms of the preferred stock provide will rank senior to it. The term "equity securities" does not include convertible debt securities.

Dividends

        Unless otherwise specified in the applicable prospectus supplement, the preferred stock will have the rights with respect to payment of dividends set forth below.

        Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, out of our assets legally available for payment, cash dividends in the amounts and on the dates as will be set forth in, or pursuant to, the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on our share transfer books on the record dates as shall be fixed by our board of directors.

        Dividends on any series of preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If the board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are non-cumulative, then the holders of this series of preferred stock will have no right to receive a dividend in respect of the related dividend period and we will have no obligation to pay the dividend accrued for the period, whether or not dividends on this series of preferred stock are declared payable on any future dividend payment date.

        If preferred stock of any series is outstanding, no full dividends will be declared or paid or set apart for payment on any of our capital stock of any other series ranking, as to dividends, on a parity with or junior to the preferred stock of this series for any period unless:

  •
  if this series of preferred stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for the payment for all past dividend periods and the then current dividend period; or

  •
  if this series of preferred stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for the payment on the preferred stock of this series.

        When dividends are not paid in full or a sum sufficient for the full payment is not so set apart upon preferred stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with the preferred stock of this series, all dividends declared upon the preferred stock of this series and any other series of preferred stock ranking on a parity as to dividends with the preferred stock shall be declared pro rata so that the amount of dividends declared per share of preferred stock of this series and the other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the preferred stock of this series and the other series of preferred stock which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock, does not have a cumulative dividend, bear to each other.

No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of this series which may be in arrears.

        Except as provided in the immediately preceding paragraph, unless (a) if this series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of this series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (b) if this series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of this series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no dividends, other than in shares of common stock or other capital stock ranking junior to the preferred stock of this series as to dividends and upon liquidation, shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the common stock, or any of our other capital stock ranking junior to or on a parity with the preferred stock of this series as to dividends or upon liquidation, nor shall any shares of common stock, or any other of our capital stock ranking junior to or on a parity with the preferred stock of this series as to dividends or upon liquidation, be redeemed, purchased or otherwise acquired for any consideration or any moneys be paid to or made available for a sinking fund for the redemption of any of the shares by us except:

  •
  by conversion into or exchange for other of our capital stock ranking junior to the preferred stock of this series as to dividends and upon liquidation; or

  •
  redemptions for the purpose of preserving our qualification as a REIT.

Redemption

        If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the prospectus supplement.

        The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of the preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon which shall not, if the preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods, to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of our capital stock, the terms of the preferred stock may provide that, if no capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock shall automatically and mandatorily be converted into the applicable capital stock of our company pursuant to conversion provisions specified in the applicable prospectus supplement.

        Notwithstanding the foregoing, unless (a) if this series of preferred stock has a cumulative dividend, full cumulative dividends on all shares of any series of preferred stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (b) if this series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no shares of any series of preferred stock shall be redeemed unless all outstanding preferred stock of this series is simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred stock of this series to preserve our REIT qualification or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of this series. In addition, unless (a) if this series of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of any series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (b) if this series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, we shall not purchase or otherwise acquire, directly or indirectly, any shares of preferred stock of this series except by conversion into or exchange for our capital stock ranking junior to the preferred stock of this series as to dividends and upon liquidation; provided, however, that the foregoing shall not prevent the purchase or acquisition of preferred stock of this series to preserve our REIT qualification or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of this series.

        If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, the number of shares to be redeemed will be determined by us and the shares may be redeemed pro rata from the holders of record of the shares in proportion to the number of the shares held or for which redemption is requested by the holder, with adjustments to avoid redemption of fractional shares, or by lot in a manner determined by us.

        Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock of any series to be redeemed at the address shown on our share transfer books. Each notice shall state:

  •
  the redemption date;

  •
  the number of shares and series of the preferred stock to be redeemed;

  •
  the redemption price;

  •
  the place or places where certificates for the preferred stock are to be surrendered for payment of the redemption price;

  •
  that dividends on the shares to be redeemed will cease to accumulate on the redemption date; and

  •
  the date upon which the holder's conversion rights, if any, as to the shares shall terminate.

        If fewer than all the shares of preferred stock of any series are to be redeemed, the notice mailed to each holder thereof shall also specify the number of shares of preferred stock to be redeemed from each holder. If notice of redemption of any preferred stock has been given and if the funds necessary for the redemption have been set aide by us in trust for the benefit of the holders of any preferred stock so called for redemption, then from and after the redemption date dividends will cease to accumulate on the preferred stock, and all rights of the holders of the preferred stock will terminate, except the right to receive the redemption price.

Liquidation Preference

        Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock of this series in the distribution of assets upon any liquidation, dissolution or winding up of our company, the holders of the preferred stock shall be entitled to receive out of our assets of our company legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share that is set forth in the applicable prospectus supplement, plus an amount equal to all dividends accumulated and unpaid thereon, which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no rights or claim to any of our remaining assets. In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock of this series and the corresponding amounts payable on all shares of other classes or series of capital stock of our company ranking on a parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other classes or series of capital stock shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        Our consolidation or merger with or into any other entity, or the merger of another entity with or into our company, or a statutory share exchange by us, or the sale, lease or conveyance of all or substantially all of our property or business, shall not be deemed to constitute a liquidation, dissolution or winding up of our company.

Voting Rights

        Holders of the preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

        Whenever dividends on any series of preferred stock shall be in arrears for six or more quarterly periods, the holders of the preferred stock, voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional directors of our company at a special meeting called by the holders of record of at least ten percent of any series of preferred stock so in arrears, unless the request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, or at the next annual meeting of stockholders, and at each subsequent annual meeting until (a) if this series of preferred stock has a cumulative dividend, all dividends accumulated on these shares of preferred stock for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment or (b) if this series of preferred stock does not have a cumulative dividend, four quarterly dividends shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In these cases, the entire board of directors will be increased by two directors.

        Unless provided otherwise for any series of preferred stock, so long as any shares of the preferred stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of this series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting with this series voting separately as a class:

  (a)
  authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of our company, or reclassify any of our authorized capital stock into this series of preferred stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any of this series of preferred stock; or

  (b)
  amend, alter or repeal the provisions of the charter or the designating amendment for this series of preferred stock, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of this series of preferred stock or the holders thereof;

provided, however, with respect to the occurrence of any of the events set forth in (b) above, so long as this series of preferred stock remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an event we may not be the surviving entity, the occurrence of any similar event shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of holders of this series of preferred stock; and provided, further, that (x) any increase in the amount of the authorized preferred stock or the creation or issuance of any other series of preferred stock, or (y) any increase in the amount of authorized shares of this series of preferred stock or any other series of preferred stock, in each case ranking on a parity with or junior to the preferred stock of this series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of our company, shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers.

        The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote or consent would otherwise be required shall be effected, all outstanding shares of this series of preferred stock shall have been converted, redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect the redemption.

Conversion Rights

        The terms and conditions, if any, upon which any series of preferred stock is convertible into shares of common stock will be set forth in the applicable prospectus supplement. The terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the option of the holders of our preferred stock or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the preferred stock.

Stockholder Liability

        Maryland law provides that no stockholder, including holders of preferred stock, shall be personally liable for our acts and obligations and that our funds and property shall be the only recourse for these acts or obligations.

Restrictions on Ownership

        To qualify as a REIT under the Code, not more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of a taxable year. An individual for these purposes is defined by the U.S. federal income tax laws pertaining to REITs and is very complex. Therefore, the designating amendment for each series of preferred stock may contain provisions restricting the ownership and transfer of the preferred stock. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock.

Registrar and Transfer Agent

        The Registrar and Transfer Agent for the preferred stock is The Bank of New York.

DESCRIPTION OF DEPOSITARY SHARES

        We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in a prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement, among our company, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

        The summary of terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement and the form of designating amendment for the applicable series of preferred stock.

Dividends

        The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by our company for the applicable series of preferred stock. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with our company) that it is not feasible to make such distribution, in which case the depositary may (with the approval of our company) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

        No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into excess stock.

Liquidation Preference

        In the event of the liquidation, dissolution or winding up of the affairs of our company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock as set forth in the prospectus supplement.

Redemption

        If the series of preferred stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.

Voting

        Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by such record holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

        Upon surrender of depositary receipts at the principal office of the depositary, upon payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by such depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.

Amendment and Termination of Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between our company and the depositary. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depositary to deliver to the holder of the preferred stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

        The deposit agreement will be permitted to be terminated by our company upon not less than 30 days prior written notice to the applicable depositary if (i) such termination is necessary to preserve our qualification as a REIT or (ii) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon such depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. We will agree that if the deposit agreement is terminated to preserve our qualification as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares thereunder shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding-up of our company and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (iii) each share of the related preferred stock shall have been converted into stock of our company not so represented by depositary shares.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement to be for their accounts. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions and sell the depositary shares evidenced by such depositary receipt if such charges are not paid.

Miscellaneous

        The depositary will forward to the holders of depositary receipts all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications received from us which are received by the depositary as the holder of preferred stock.

        Neither the depositary nor our company assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its negligence or willful misconduct. Neither the depositary nor our company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of our company and the depositary under the deposit agreement will be limited to performance i n good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Our company and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

        In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and our company, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from our company.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $150,000,000.

U.S. Federal Income Tax Consequences

        Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by such depositary shares. Accordingly, such owners will be entitled to take into account, for U.S. federal income tax purposes, income and deductions to which they would be entitled if they were holders of such preferred stock. In addition, (i) no gain or loss will be recognized for U.S. federal income tax purpose upon the withdrawal of preferred stock to an exchange owner of depositary shares, (ii) the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon such exchange, be the same as the aggregate tax basis of the depositary shares exchanged therefor, and (iii) the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which such person owned such depositary shares.

DESCRIPTION OF WARRANTS

        We may issue warrants for the purchase of common stock, preferred stock or depositary shares and may issue warrants independently or together with common stock, preferred stock, depositary shares or attached to or separate from such securities. We will issue each series of warrants under a separate warrant agreement between us and a bank or trust company as warrant agent, as specified in the applicable prospectus supplement.

        The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

        The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

  •
  the title of such warrants;

  •
  the aggregate number of such warrants;

  •
  the price or prices at which such warrants will be issued;

  •
  the type and number of securities purchasable upon exercise of such warrants;

  •
  the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

  •
  the date, if any, on and after which such warrants and the related securities will be separately transferable;

  •
  the price at which each security purchasable upon exercise of such warrants may be purchased;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  the minimum or maximum amount of such warrants that may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  any anti-dilution protection;

  •
  a discussion of certain federal income tax considerations; and

  •
  any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

        Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the shares of common stock or preferred stock purchasable upon such exercise may be entitled.

        Each warrant will entitle the holder to purchase for cash such number of shares of common stock or preferred stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m. New York City time on the expiration date set forth in applicable prospectus supplement. After 5:00 p.m. New York City time on the expiration date, unexercised warrants will be void.

        Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants are presented by such warrant certificate of exercise, a new warrant certificate will be issued for the remaining amount of warrants.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

        The following summary of certain provisions of Maryland law and our charter and bylaws contains the material terms of our charter and our bylaws and is subject to, and qualified in its entirety by, reference to Maryland law and to our charter and our bylaws.

Classification of Board of Directors

        Our bylaws provide that the number of directors may be established, increased or decreased by our board of directors but may not be fewer than the minimum number required by the MGCL (which currently is one). Any vacancy on our board may be filled by a majority of the remaining directors, even if such a majority constitutes less than a quorum, except that a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire board of directors. Our stockholders may elect a successor to fill a vacancy on our board which results from the removal of a director. Our bylaws provide that a majority of our board of directors must be independent directors.

        Pursuant to our charter, our board of directors is divided into three classes of directors. Beginning this year, directors of each class are chosen for three-year terms upon the expiration of their current terms and every other year one class of our directors are elected by our stockholders. We believe that classification of our board of directors will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Holders of shares of our common stock will not have the right to cumulative voting in the election of directors. Consequently, each annual meeting of stockholders, the holders of a majority of the shares of our common stock entitled to vote will be able to elect all of the successors of the class of directors whose terms expire at that meeting.

        The classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. Two separate meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be in the best interest of our stockholders.

Removal of Directors

        Our charter provides that a director may be removed by the affirmative vote of at least a majority of the votes entitled to be cast by our stockholders generally in the election of our directors. This provision, when coupled with the provision in our bylaws authorizing our board of directors to fill vacant directorships, will preclude stockholders from removing incumbent directors and filling the vacancies created by such removal with their own nominees except upon a substantial affirmative vote.

Limitation of Liability and Indemnification

        The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services, or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Article seventh of our charter contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

        Our charter and bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any person who is or was a party to, or is threatened to be made a party to, any threatened or pending proceeding by reason of the fact that such person is or was a director or officer of our company, or while a director or officer of our company is or was serving, at our request, as a director, officer, agent, partner or trustee of another corporation, partnership, joint venture, limited liability company, trust, real estate investment trust, employee benefit plan or other enterprise. To the maximum extent permitted by Maryland law, the indemnification provided for in our charter and bylaws shall include expenses (including attorney's fees), judgments, fines and amounts paid in settlement and any such expenses may be paid or reimbursed by us in advance of the final disposition of any such proceeding. Our bylaws also permit us to indemnify and advance expenses to any person who served any of our predecessors in any of the capacities described above and to any employee or agent of us or a predecessor of us.

        The MGCL requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation, and (2) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements require, among other things, that we indemnify such persons to the fullest extent permitted by law, and advance to such persons all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, we must also indemnify and advance all expenses incurred by such persons seeking to enforce their rights under the indemnification agreements, and may cover our directors and executive officers under our directors' and officers' liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to our directors and executive officers and such other persons that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by our board of directors or the stockholders to eliminate the rights it provides.

Maryland Business Combination Act

        The MGCL establishes special requirements for "business combinations" between a Maryland corporation and "interested stockholders" unless exemptions are applicable. An interested stockholder is any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our then-outstanding voting stock. Among other things, the law prohibits for a period of five years a merger and other similar transactions between us and an interested stockholder unless our board of directors approved the transaction prior to the party becoming an interested stockholder. The five-year period runs from the most recent date on which the interested stockholder became an interested stockholder.

The law also requires a supermajority stockholder vote for these transactions after the end of the five-year period. This means that the transaction must be approved by at least:

  •
  80% of the votes entitled to be cast by holders of outstanding voting shares; and

  •
  66% of the votes entitled to be cast by holders of outstanding voting shares other than shares held by the interested stockholder or an affiliate of the interested stockholder with whom the business combination is to be effected.

        Our board of directors has adopted a resolution exempting the company from the provisions of the MGCL relating to business combinations with interested stockholders or affiliates of interested stockholders. However, such resolution can be altered or repealed, in whole or in part, at any time by our board of directors. This permits the board of directors to determine whether alteration or repeal is in the best interests of the Company and its stockholders without the delay inherent in taking such a determination to a stockholder vote. If such resolution is repealed, the business combination statute could have the effect of discouraging offers to acquire us and of increasing the difficulty of consummating these offers, even if our acquisition would be in our stockholders' best interests.

Maryland Control Share Acquisitions Act

        The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (1) one-tenth or more, but less than one-third; (2) one-third or more, but less than a majority; or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, we may present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the Maryland Control Share Acquisition Act, then, subject to certain conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders' meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. This means that you would be able to force us to redeem your stock for fair value. Under Maryland law, the fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. Furthermore, certain limitations otherwise applicable to the exercise of appraisal rights would not apply in the context of a control share acquisition.

        The control share acquisition statute does not apply (i) to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, or (ii) to acquisitions approved or exempted by our charter or bylaws of the corporation.

        Section 10 of our bylaws contains a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares of stock. We cannot assure you that such provision will not be amended or eliminated at any time in the future. If such provision is eliminated, the control share acquisition statute could have the effect of discouraging offers to acquire us and increasing the difficulty of consummating any such offers, even if our acquisition would be in our stockholders' best interests.

Anti-Takeover Effect of Certain Provisions of Maryland Law

        The business combination provisions and the control share acquisition provisions of the Maryland corporation law could delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for stockholders or otherwise be in their best interests.

Amendment to the Charter

        Except as provided below, our charter, including its provisions on removal of directors may be amended only if approved by our stockholders by the affirmative vote of not less than a majority of all of the votes entitled to be cast on the matter. Unless our charter provides otherwise, amendments to the provisions of our charter will be required to be approved by our stockholders by the affirmative vote of at least two-thirds of all votes entitled to be cast on the matter.

Dissolution

        Our dissolution must be approved by our stockholders by the affirmative vote of not less than two-thirds of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

        Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) at the direction of our board of directors, or (3) by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws. Our bylaws provide that with respect to special meetings of our stockholders, only the business specified in our notice of meeting may be brought before the meeting, and nominations of persons for election to our board of directors may be made only (a) pursuant to our notice of the meeting, (b) by or at the direction of our board of directors, or (c) provided that our board of directors has determined that directors shall be elected at the meeting, by any stockholder who is entitled to vote at the meeting and has submitted proposals to us a reasonable time before we begin to print and mail our proxy materials.

THE OPERATING PARTNERSHIP AGREEMENT

        The following is a summary of material provisions in the partnership agreement of our operating partnership. For more detail, you should refer to the partnership agreement itself, a copy of which is filed with the SEC and which we incorporate by reference as an exhibit to the registration statement of which this prospectus is a part.

General

        GKK Capital LP, our operating partnership, was formed in April 2004 to acquire and own our assets. We are considered to be an umbrella partnership real estate investment trust, or an UPREIT, in which all of our assets are owned in a limited partnership, the operating partnership, of which we are the sole general partner. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, our proportionate share of the assets and income of our operating partnership will be deemed to be our assets and income.

        Our operating partnership is structured to make distributions with respect to limited partnership units that is equivalent to the distributions made to our common stockholders. Finally, the operating partnership is structured to permit limited partners (other than Class B limited partners) in the operating partnership to exchange their limited partnership units for cash or, at our election, shares of our common stock on a one-for-one basis (in a taxable transaction) and, if our shares are then listed, achieve liquidity for their investment.

        We are the sole general partner of the operating partnership. As the sole general partner of the operating partnership, we have the exclusive power to manage and conduct the business of the operating partnership. SL Green, our Manager and certain other parties, including certain of our executive officers also own Class B limited partner interests in our operating partnership, which entitles them to receive quarterly distributions until redeemed in an aggregate amount equal to 25% of the amount, if any, by which: (1) the sum of our funds from operations plus any gains (or losses) from debt restructuring or sales of property exceeds (2) the product of the operating partnership's weighted average stockholders equity (as defined in the partnership agreement of the operating partnership) multiplied by 2.375% (such percentage to be prorated for any partial quarter). "Funds from Operations" is as defined by the National Association of Real Estate Investment Trusts (NAREIT) on the date hereof and means net income (computed in accordance with GAAP), excluding gains (losses) from debt restructuring and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. "Stockholders Equity" means the aggregate gross proceeds from sales of our operating partnership's common and preferred equity capital. These distributions are recalculated at the end of each calendar year since 2004, on our weighted average Stockholders Equity multiplied by 9.5%. If quarterly distributions exceed the annual recalculated amount, the holders of the interests shall refund the excess to the operating partnership. The Class B units are not convertible into other limited partner interests or exchangeable for shares of our common stock.

        Although initially all of our assets will be held through the UPREIT structure, we may in the future elect for various reasons to hold certain of our assets directly rather than through the operating partnership. In the event we elect to hold assets directly, the income of the operating partnership will be allocated as between us and limited partners so as to take into account the performance of such assets.

Capital Contributions

        We intend to transfer substantially all of the net proceeds from the sale of the securities offered hereby to our operating partnership as a capital contribution in the amount of the gross offering proceeds received from investors. The operating partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. If the operating partnership requires additional funds at any time in excess of capital contributions made by us or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to the operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause the operating partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of the operating partnership and our stockholders.

Operations

        The partnership agreement of the operating partnership provides that the operating partnership is to be operated in a manner that will (1) enable us to satisfy the requirements for classification as a REIT for federal income tax purposes, (2) avoid any federal income or excise tax liability, and (3) ensure that the operating partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Internal Revenue Code, which classification could result in the operating partnership being taxed as a corporation, rather than as a disregarded entity or a partnership.

        The partnership agreement provides that the operating partnership will distribute cash flow from operations to the partners (other than Class B limited partners) of the operating partnership in accordance with their relative percentage interests on at least a quarterly basis in amounts determined by us as the general partner such that a holder of one unit of limited partnership interest in the operating partnership receives the same amount of annual cash flow distributions from the operating partnership as the amount of annual distributions paid to the holder of one share of our common stock.

        Similarly, the partnership agreement of the operating partnership provides that taxable income is allocated to the partners (other than Class B limited partners) of the operating partnership in accordance with their relative percentage interests such that a holder of one unit of limited partnership interest in the operating partnership will be allocated taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and corresponding Treasury Regulations. The Class B limited partners will receive a special allocation of income in each taxable year in an amount equal to the distribution made in such year on the Class B limited partner interests. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in the operating partnership.

        Upon the liquidation of the operating partnership, after payment of debts and obligations, any remaining assets of the operating partnership will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.

        In addition to the administrative and operating costs and expenses incurred by the operating partnership in acquiring and holding our assets, the operating partnership will pay all of our administrative costs and expenses and such expenses will be treated as expenses of the operating partnership. Such expenses will include:

  •
  all expenses relating to our continuity of existence;

  •
  all expenses relating to any offerings and registrations of securities;

  •
  all expenses associated with our preparation and filing of any periodic reports under federal, state or local laws or regulations;

  •
  all expenses associated with our compliance with applicable laws, rules and regulations; and

  •
  all other operating or administrative costs of ours incurred in the ordinary course of its business.

Redemption Rights

        Subject to certain limitations and exceptions, the limited partners of the operating partnership, other than our subsidiaries and Class B limited partners, have the right to cause the operating partnership to redeem their limited partnership units for cash equal to the market value of an equivalent number of our shares, or, at our option, we may purchase their limited partnership units by issuing one of our shares for each limited partnership unit redeemed. The market value of the limited partnership units for this purpose will be equal to the average of the closing trading price of a share of our common stock on the NYSE for the ten trading days before the day on which the redemption notice was given to the operating partnership of exercise of the redemption rights. These redemption rights may not be exercised, however, if and to the extent that the delivery of shares upon such exercise would (1) result in any person owning shares in excess of our ownership limits, (2) result in shares being owned by fewer than 100 persons or (3) result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code.

        The Class B limited partner interest is subject to mandatory redemption if the management agreement is terminated. If terminated, the redemption amount shall be equal to two times the higher of aggregate distributions on the Class B limited partner interests in each of the last two calendar years prior to redemption; unless we become self-managed, in which case the redemption amount shall be reduced by 50%. If the management agreement is terminated by us for cause, the aggregate redemption amount for all Class B interests shall be $100.

Transferability of Interests

        We will not be able to (1) voluntarily withdraw as the general partner of the operating partnership, or (2) transfer our general partnership interest in the operating partnership (except to a wholly-owned subsidiary), unless the transaction in which such withdrawal or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their redemption rights immediately prior to such transaction. The limited partners will not be able to transfer their interests in the operating partnership, in whole or in part, without our written consent as the general partner of the partnership except where the limited partner becomes incapacitated.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our stock. The following discussion is not exhaustive of all possible tax considerations. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury regulations, current administrative interpretations and practices of the Internal Revenue Service (the "IRS") (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

        This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as: financial institutions, insurance companies, broker-dealers, regulated investment companies, trusts and estates, U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar, persons who mark-to-market our stock, persons holding our stock as part of a "straddle," "hedge," or "conversion transaction," and persons subject to the alternative minimum tax provisions of the Internal Revenue Code; and, except to the extent discussed below, non-U.S. stockholders and tax-exempt organizations.

        This summary assumes that stockholders will hold our stock as capital assets, which generally means as property held for investment.

        THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF HOLDING OUR STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER'S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR STOCK.

Taxation of the Company

        We intend to elect to be taxed as a REIT under the Internal Revenue Code, commencing with our taxable year ended December 31, 2004. We believe that we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 2004, and we intend to continue to be organized and operate in such a manner.

        In the opinion of Clifford Chance US LLP, commencing with our taxable year ended December 31, 2004, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our current method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that the opinion of Clifford Chance US LLP is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, and that we will at all times operate in accordance with the method of operation described in our organizational documents and this offering memorandum, and is conditioned upon factual representations and covenants made by our management and affiliated entities, regarding its organization, assets, present and future conduct of its business operations and other items requiring our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action inconsistent with our qualification as a REIT.

While we believe that we have been organized and operated and intend to continue to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Clifford Chance US LLP or us that we will so qualify for any particular year. Clifford Chance US LLP will have no obligation to advise us or the holders of our stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

        Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels and diversity of stock ownership, various qualification requirements imposed upon REITs by the Internal Revenue Code, the results of which will not be reviewed by Clifford Chance US LLP. No assurance can be given that our actual results for any particular taxable year will satisfy these requirements. In addition, qualification as a REIT depends on future transactions and events that cannot be known at this time.

Taxation of REITs in General

        As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below, under "—Requirements for Qualification—General." While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to operate in accordance with the REIT requirements in the future. See "—Failure to Qualify."

        Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT.

        For tax years through 2008, stockholders who are individual U.S. stockholders (as defined below) are generally taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by individual U.S. stockholders (as defined below) from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010.

        Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See "—Taxation of Stockholders."

        If we qualify as a REIT, we will nonetheless be subject to U.S. federal income tax in the following circumstances:

  •
  We will be taxed at regular corporate rates on any undistributed net taxable income, including undistributed net capital gains.

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  We may be subject to the "alternative minimum tax" on our items of tax preference, if any.

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  If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See "—Prohibited Transactions," and "—Foreclosure Property," below.

  •
  If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as "foreclosure property," we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

  •
  If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test (for our taxable year ended December 31, 2004, the amount by which 90% of our gross income exceeds the amount qualifying under the 95% gross income test), as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

  •
  Commencing with our taxable year beginning on January 1, 2005, if we fail to satisfy any of the REIT asset tests, as described below, by larger than a statutory de minimis amount, but our failure is due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

  •
  Commencing with our taxable year beginning on January 1, 2005, if we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

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  If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, or the "required distribution," we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.

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  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in "—Requirements for Qualification—General."

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  A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and our "taxable REIT subsidiaries" ("TRS") (as described below) if and to the extent that the IRS successfully adjusts the reported amounts of these items.

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  If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we will be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 10-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

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  We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits or REMICs to the extent our stock is held by specified tax-exempt organizations not subject to tax on unrelated business taxable income. Although the law is unclear, similar rules may apply if we own an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax. For a discussion of "excess inclusion income," see "—Effect of Subsidiary Entities—Taxable Mortgage Pools" and "—Excess Inclusion Income."

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  We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder's basis in our stock.

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  We may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, the earnings of which could be subject to U.S. federal corporate income tax.

        In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, property and other taxes on assets and operations. As further described below, any TRS in which we own an interest will be subject to U.S. federal corporate income tax on its taxable income. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

        The Internal Revenue Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

  (3)
  that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

  (4)
  that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

  (5)
  the beneficial ownership of which is held by 100 or more persons;

  (6)
  in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Internal Revenue Code to include specified entities);

  (7)
  which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

  (8)
  that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

        The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Our charter provides restrictions regarding the ownership and transfer of its shares, which are intended to assist in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an "individual" generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

        To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock, in which the record holders are to disclose the actual owners of the shares, i.e., the persons required to include in gross income the dividends paid by us. A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

        In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

Effect of Subsidiary Entities

        Ownership of Partnership Interests.    In the case of a REIT that is a partner in a partnership, including the Operating Partnership, Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets and to earn its proportionate share of the partnership's gross income based on its pro rata share of capital interest in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT's interest in partnership assets will be based on the REIT's proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Internal Revenue Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest, including the Operating Partnership, is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership's assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

        Disregarded Subsidiaries.    If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is wholly-owned by a REIT, by other disregarded subsidiaries or by a combination of the two. Single member limited liability companies that are wholly-owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

        In the event that a disregarded subsidiary ceases to be wholly-owned by us—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us—the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See "—Asset Tests" and "—Gross Income Tests."

        Taxable REIT Subsidiaries.    A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

        A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent's compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as nonqualifying hedging income or inventory sales). If dividends are paid to us by one or more of our TRSs, other than a TRS described in the preceding paragraph, which would not be subject to U.S. corporate income tax on its earnings, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See "—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders" and "—Taxation of Stockholders—Distributions."

        Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS's adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or a TRS, that exceed the amount that would be paid to or deducted by a party in an arm's-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. Rents we receive that include amounts for services furnished by one of our TRSs to any of our tenants will not be subject to the excise tax if such amounts qualify for the safe harbor provisions contained in the Internal Revenue Code. Safe harbor provisions are provided where (1) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception; (2) a TRS renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable; (3) rents paid to us by tenants that are not receiving services from the TRS are substantially comparable to the rents paid by our tenants leasing comparable space that are receiving such services from the TRS and the charge for the services is separately stated; or (4) the TRS's gross income from the service is not less than 150% of the TRS's direct cost of furnishing the service.

        We and one of our corporate subsidiaries, GKK Trading Corp., have made an election for that subsidiary to be treated as our TRS for U.S. federal income tax purposes. We may form additional

TRSs in the future. To the extent that any such TRSs pay any taxes, they will have less cash available for distribution to us. If dividends are paid by TRSs to us, then the dividends we designate and pay to our stockholders who are individuals, up to the amount of dividends we receive from such entities, generally will be eligible to be taxed at the reduced 15% maximum U.S. federal rate applicable to qualified dividend income. See "—Taxation of Taxable U.S. Shareholders." Currently, we anticipate that GKK Trading Corp. will retain its after tax income subject to compliance with the 20% asset test applicable to our aggregate ownership of TRSs. See "—Asset Tests."

        Taxable Mortgage Pools.    An entity, or a portion of an entity, may be classified as a taxable mortgage pool under the Internal Revenue Code if:

  •
  substantially all of its assets consist of debt obligations or interests in debt obligations;

  •
  more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

  •
  the entity has issued debt obligations that have two or more maturities; and

  •
  the payments required to be made by the entity on its debt obligations "bear a relationship" to the payments to be received by the entity on the debt obligations that it holds as assets.

        Under Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise "substantially all" of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

        To the extent we make significant investments in mortgage loans or MBS securities, we may convey one or more pools of real estate mortgage loans to a trust or other special purpose entity, which issues several classes of mortgage-backed bonds having different maturities, and the cash flow on the real estate mortgage loans will be the sole source of payment of principal and interest on the several classes of mortgage-backed bonds. We would not likely make a REMIC election with respect to such securitization transactions, and, as a result, each such transaction would be a taxable mortgage pool.

        A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interest in the taxable mortgage pool, the taxable mortgage pool will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the parent REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT's stockholders. See "—Excess Inclusion Income."

        If we own less than 100% of the ownership interests in a subsidiary that is a taxable mortgage pool, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and would potentially be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements. We do not expect that we would form any subsidiary in which we own some, but less than all, of the ownership interests that would become a taxable mortgage pool, and we intend to monitor the structure of any taxable mortgage pools in which we have an interest to ensure that they will not adversely affect our qualification as a REIT.

Gross Income Tests

        In order to maintain qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions," must be derived from investments relating to real property or mortgages on real property, including "rents from real property," dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

        For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

        Interest Income.    Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

        To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a "shared appreciation provision"), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

        To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

        Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC.

        Among the assets we may hold are certain mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above). Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, the mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test (described above). To the extent we make corporate mezzanine loans, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for the 75% gross income test (described above).

        We believe that the interest, original issue discount, and market discount income that we receive from our mortgage related securities generally will be qualifying income for purposes of both gross income tests. However, to the extent that we own non-REMIC collateralized mortgage obligations, non-REMIC pay-through bonds and pass-through debt instruments, such as collateralized mortgage obligations or CMOs, or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, a portion of the income from the loan will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

        Fee Income.    We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by GKK Trading Corp., our TRS, will not be included for purposes of the gross income tests.

        Dividend Income.    We may receive (directly or indirectly) distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the current and accumulated earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not under the 75% gross income test. Any dividends we receive (directly or indirectly) from a REIT will be qualifying income in our hands for purposes of both the 95% and 75% gross income tests.

        Foreign Investments.    To the extent that we hold or acquire foreign investments, such as MBS denominated in foreign currencies, such investments may generate foreign currency gains and losses. Foreign currency gains are generally treated as income that does not qualify under the 95% or 75% gross income tests. However, the IRS has not provided any specific guidance as to the proper treatment of foreign currency gains for purposes of the 95% or 75% gross income tests. No assurance can be given that any foreign currency gains recognized by us directly or through pass-through subsidiaries will not adversely affect our ability to satisfy the REIT qualification requirements.

        Hedging Transactions.    We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. For our taxable year ended December 31, 2004, to the extent that we entered into hedging transactions to reduce our interest rate risk on indebtedness incurred to acquire or carry real estate assets, any income or gain from the disposition of hedging transactions should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. For taxable years commencing with our taxable year ending December 31, 2005, except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 95% gross income test (and will generally constitute non-qualifying income for purposes of the 75% gross income test). To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

        Rents from Real Property.    To the extent that we acquire real property or interests therein, rents we receive will qualify as "rents from real property" in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Internal Revenue Code is subject to both legal and factual considerations and is therefore subject to different interpretations.

        In addition, in order for rents received by us to qualify as "rents from real property," the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as "rents from real property," we generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an "independent contractor" who is adequately compensated and from which we derive no income, or through a TRS, as discussed below. We are permitted, however, to perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent. Moreover, we are permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the REIT income tests.

        Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant. However, rental payments from a TRS will qualify as rents from real property even if we own more than 10% of the combined voting power of the TRS if at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space.

        Failure to Satisfy the Gross Income Tests.    We intend to monitor our sources of income, including any non-qualifying income received by us, so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if the failure of our company to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with regulations prescribed by the Treasury. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under "—Taxation of REITs in General," even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

        We, at the close of each calendar quarter, must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and certain kinds of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

        The second asset test is that the value of any one issuer's securities owned by us may not exceed 5% of the value of our gross assets. Third, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our gross assets.

        The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain "straight debt" and other excluded securities, as described in the Internal Revenue Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT's interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT's interest as a partner in the partnership.

        For purposes of the 10% value test, "straight debt" means a written unconditional promise to pay on demand on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower's discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Internal Revenue Code, and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our "controlled TRSs" as defined in the Internal Revenue Code, hold any securities of the corporate or partnership issuer which: (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer's outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

        After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. Commencing with our taxable year beginning on January 1, 2005, if we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within

30 days thereafter, we may dispose of sufficient assets or otherwise come into compliance with such asset diversification requirements (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. In addition, if we fail any of the asset tests (including a failure of the 5% and 10% asset tests) in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test or otherwise coming into compliance with such asset diversification requirements (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset test.

        We expect that the assets and mortgage related securities that we own generally will be qualifying assets for purposes of the 75% asset test. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities issued by C corporations that are not secured by mortgages on real property, those securities may not be qualifying assets for purposes of the 75% asset test. We believe that our holdings of securities and other assets will be structured in a manner that will comply with the foregoing REIT asset requirements and intend to monitor compliance on an ongoing basis. Moreover, values of some assets may not be susceptible to a precise determination and are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. As an example, if we were to make an investment in equity securities of a REIT issuer that were determined by the IRS to represent debt securities of such issuer, such securities would also not qualify as real estate assets. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers (including REIT issuers) cause a violation of the REIT asset tests.

Annual Distribution Requirements

        In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

  (a)
  the sum of:

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  90% of our "REIT taxable income" (computed without regard to our deduction for dividends paid and our net capital gains); and

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  90% of the net income (after tax), if any, from foreclosure property (as described below); minus

  (b)
  the sum of specified items of non-cash income that exceeds a percentage of our income.

        These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

        In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be "preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.

        To the extent that we distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

        If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

        It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from our subsidiaries and (b) the inclusion of items in income by us for U.S. federal income tax purposes, including the inclusion of items of income from CDO entities in which we hold an equity interest. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable in-kind distributions of property.

        We may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Excess Inclusion Income

        If we acquire a residual interest in a REMIC, we may realize excess inclusion income. If we are deemed to have issued debt obligations having two or more maturities, the payments on which correspond to payments on mortgage loans owned by us, such arrangement will be treated as a taxable mortgage pool for U.S. federal income tax purposes. See "—Effect of Subsidiary Entities—Taxable Mortgage Pools." If all or a portion of our company is treated as a taxable mortgage pool, our qualification as a REIT generally should not be impaired. However, to the extent that all or a portion of our company is treated as a taxable mortgage pool, or we make investments or enter into financing and securitization transactions that give rise to us being considered to own an interest in one or more taxable mortgage pools, a portion of our REIT taxable income may be characterized as excess inclusion income and allocated to our shareholders, generally in a manner set forth under the applicable Treasury regulations. The Treasury Department has not yet issued regulations governing the tax treatment of stockholders of a REIT that owns an interest in a taxable mortgage pool. Excess inclusion income is an amount, with respect to any calendar quarter, equal to the excess, if any, of (i) income tax allocable to the holder of a residual interest in a REMIC during such calendar quarter over (ii) the sum of amounts allocated to each day in the calendar quarter equal to its ratable portion of the product of (a) the adjusted issue price of the interest at the beginning of the quarter multiplied by (b) 120% of the long term federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter). Our excess inclusion income would be allocated among our stockholders. A stockholder's share of any excess inclusion income:

  •
  could not be offset by net operating losses of a stockholder;

  •
  would be subject to tax as unrelated business taxable income to a tax-exempt holder;

  •
  would be subject to the application of the U.S. federal income tax withholding (without reduction pursuant to any otherwise applicable income tax treaty) with respect to amounts allocable to non-U.S. stockholders; and

  •
  would be taxable (at the highest corporate tax rates) to us, rather than our stockholders, to the extent allocable to our stock held by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations).

        The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under current law. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax considerations described above and are urged to consult their tax advisors.

        With respect to a residual interest in a REMIC, the ownership of which is attributed to us or to a REIT in which we own an interest, we may be required to pay tax at the highest corporate rate on the amount of any such excess inclusion income for the taxable year allocable to the percentage of our shares that are held by "disqualified organizations." Although the law is unclear, similar rules may apply if we own an equity interest in a taxable mortgage pool. See "—Effect of Subsidiary Entities—Taxable Mortgage Pools." To the extent that we own a REMIC residual interest or a taxable mortgage pool through a taxable REIT subsidiary, we will not be required to pay this tax. A "disqualified organization" includes:

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  The United States;

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  Any state or political subdivision thereof;

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  Any foreign government;

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  Any international organization;

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  Any agency or instrumentality of any of the foregoing;

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  Any other tax-exempt organization, other than a farmer's cooperative described in section 521 of the Internal Revenue Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Internal Revenue Code; and

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  Any rural electrical or telephone cooperative.

Prohibited Transactions

        Net income derived from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of owning and operating properties and to make sales of properties that are consistent with our investment objectives. However, whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers or that certain safe-harbor provisions of the Internal Revenue Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Foreclosure Property

        Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to elect to treat the related property as foreclosure property.

Failure to Qualify

        Commencing with our taxable year beginning January 1, 2005, in the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, distributions to our stockholders will generally be taxable in the case of our stockholders who are individual U.S. stockholders (as defined below), at a maximum rate of 15%, and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Taxable U.S. Stockholders

        This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our stock that for U.S. federal income tax purposes is:

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  a citizen or resident of the United States;

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  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

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  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  •
  any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

        Distributions.    Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current and accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.

        In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed the actual net capital gain of our company for the taxable year, without regard to the period for which the U.S. stockholder has held its stock. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2008) in the case of U.S. stockholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for individual U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder's shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of an individual U.S. stockholder's shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in

October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

        With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as "qualified dividend income." A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution (more than 90 days during the 181-day period beginning 90 days before the ex-dividend date in the case of dividends attributable to periods of more than 366 days that are received on the Series A Preferred Share). The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

  (a)
  the qualified dividend income received by us during such taxable year from non-REIT C corporations (including GKK Trading Corp., our TRS, which is subject to U.S. federal income tax);

  (b)
  the excess of any "undistributed" REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

  (c)
  the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

        Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation (other than a REIT or a regulated investment company), such as GKK Trading Corp., our TRS, which is subject to U.S. federal income tax, or a "qualifying foreign corporation" and specified holding period requirements and other requirements are met.

        To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See "—Taxation of the Company" and "—Annual Distribution Requirements." Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Stock

        In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of our stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder's adjusted tax basis in the stock at the time of the disposition. In general, a U.S. stockholder's adjusted tax basis will equal the U.S. stockholder's acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our stock will be subject to a maximum U.S.

federal income tax rate of 15% for taxable years through 2008, if our stock is held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if our stock is held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT's "unrecaptured Section 1250 gain." Holders are advised to consult with their own tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.

Passive Activity Losses and Investment Interest Limitations

        Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any "passive losses" against income or gain relating to our stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Taxation of Tax-Exempt U.S. Stockholders

        U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which we refer to in this offering memorandum as UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held our stock as "debt financed property" within the meaning of the Internal Revenue Code (i.e. where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), (2) our stock is not otherwise used in an unrelated trade or business, and (3) we do not hold an asset that gives rise to "excess inclusion income" (See "—Effect of Subsidiary Entities—Taxable Mortgage Pools" and "—Excess Inclusion Income"), distributions from us and income from the sale of our stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder. As previously noted, we expect to engage in transactions that would result in a portion of our dividend income being considered "excess inclusion income," and accordingly, it is likely that a significant portion of our dividends received by a tax-exempt shareholder could give rise to UBTI.

        Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

        In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) is tax exempt under Section 501(a) of the Internal Revenue Code, and (3) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a "pension-held REIT." We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Internal Revenue Code to include certain entities) by the beneficiaries of such trusts. Certain restrictions on ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, or us from becoming a pension-held REIT.

        Tax-exempt U.S. stockholders are urged to consult their own tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our stock.

Taxation of Non-U.S. Stockholders

        The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our stock applicable to non-U.S. stockholders of our stock. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of our stock that is not a U.S. stockholder. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation.

        Ordinary Dividends.    The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate.

        In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder's investment in our stock is, or is treated as, effectively connected with the non-U.S. stockholder's conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.

        Non-Dividend Distributions.    Unless (A) our stock constitutes a U.S. real property interest, or USRPI, or (B) either (1) if the non-U.S. stockholder's investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual's net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our company's stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. stockholder's adjusted tax basis in our stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder's share of our earnings and profits.

        Capital Gain Dividends.    Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries ("USRPI capital gains"), will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. However, the 35% withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the United States if the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the taxable year. Instead any capital gain dividend will be treated as a distribution subject to the rules discussed above under "—Taxation of Non-U.S. Stockholders—Ordinary Dividends." Also, the branch profits tax will not apply to such a distribution. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) if the non-U.S. stockholder's investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual's net capital gain for the year).

        Dispositions of Our Stock.    Unless our stock constitutes a USRPI, a sale of the stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. The stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. We do not expect that more than 50% of our assets will consist of interests in real property located in the United States.

        In addition, our stock will not constitute a USRPI if we are a "domestically controlled REIT." A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its outstanding stock is held directly or indirectly by non-U.S. stockholders. We believe we are, and we expect to continue to be, a domestically controlled REIT and, therefore, the sale of our stock should not be subject to taxation under FIRPTA. However, because our stock is widely held, we cannot assure our investors that we are or will remain a domestically controlled REIT. Even if we do not qualify as a domestically controlled REIT, a non-U.S. stockholder's sale of our stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (a) our stock owned is of a class that is "regularly traded," as defined by applicable Treasury Department regulations, on an established securities market, and (b) the selling non-U.S. stockholder owned, actually or constructively, 5% or less of our outstanding stock of that class at all times during a specified testing period.

        If gain on the sale of our stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

        Gain from the sale of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (a) if the non-U.S. stockholder's investment in our stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

Backup Withholding and Information Reporting

        We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.

        We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

        Payment of the proceeds of a sale of our stock within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our stock conducted through certain United States related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

        Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is furnished to the IRS.

State, Local and Foreign Taxes

        Our company and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. We own interests in properties located in a number of jurisdictions, and may be required to file tax returns in certain of those jurisdictions. The state, local or foreign tax treatment of our company and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their own tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our company's stock.

PLAN OF DISTRIBUTION

        We may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. Underwriters and agents in any distribution contemplated hereby, including but not limited to at-the-market equity offerings, may from time to time include Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Capital Markets, LLC and Cantor Fitzgerald & Co. Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an "at the market" offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on the New York Stock Exchange, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. At-the-market offerings may not exceed 10% of the aggregate market value of our outstanding voting securities held by non-affiliates on a date within 60 days prior to the filing of the registration statement of which this prospectus is a part.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

        Underwriters may offer and sell the securities at a fixed price or prices, which may be changed related to the prevailing market prices at the time of sale or at negotiated prices. We also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

        Any underwriting compensation paid by us to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. The maximum compensation to be received by members of the National Association Securities Dealers, Inc., or NASD, will not exceed 10% of the gross proceeds of any offering plus a maximum of 0.5% of the proceeds for reimbursement of due diligence expenses. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended, or the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with us and our operating partnership, to indemnification against and contribution toward civil liabilities, including liabilities under the Securities Act.

        Any securities issued hereunder (other than common stock) will be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold by us or the operating partnership for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you as to the liquidity of the trading market for any such securities.

        The underwriters and their affiliates may be customers of, engage in transactions with and perform services for us and the operating partnership and its subsidiaries in the ordinary course of business.

LEGAL MATTERS

        Certain legal matters will be passed upon for us by Clifford Chance US LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Gramercy Capital Corp. appearing in Gramercy Capital Corp.'s Annual Report on Form 10-K for the year ended December 31, 2004 (including the schedule appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms located at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. We maintain a website at "www.gramercycapitalcorp.com." The information on our web site is not, and you must not consider the information to be, a part of this prospectus. Our securities are listed on the NYSE and all such material filed by us with the NYSE also can be inspected at the offices of the NYSE, 20 Broad Street, New York 10005.

        We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part, under the Securities Act with respect to the securities. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information concerning our company and the securities, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance, reference is made to the copy of such contract or documents filed as exhibits to the registration statement, each such statement being qualified in all respects by such reference.

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us, our business and our finances.

Document	Period
Annual Report on Form 10-K (File No. 1-32248)	Year ended December 31, 2004
Quarterly Report on Form 10-Q (File No. 1-32248)	Quarter ended March 31, 2005
Quarterly Report on Form 10-Q (File No. 1-32248)	Quarter ended June 30, 2005
Quarterly Report on Form 10-Q/A (File No. 1-32248)	Quarter ended June 30, 2005
Document	Filed
Current Reports on Form 8-K and 8-K/A (File No. 1-32248)	January 4, 2005
January 18, 2005
February 24, 2005
March 2, 2005
March 14, 2005
April 21, 2005
April 26, 2005
April 28, 2005
May 5, 2005
May 24, 2005
June 21, 2005
June 23, 2005
July 13, 2005
July 20, 2005
August 10, 2005
Document	Filed
Definitive Proxy Statement on Schedule 14A (File No. 1-32248)	April 15, 2005

Document	Filed
Description of our common stock in Registration Statement on Form 8-A (File No. 1-32248)	July 21, 2004

        All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus but before the end of any offering of securities made under this prospectus will also be considered to be incorporated by reference.

        If you request, either orally or in writing, we will provide you with a copy of any or all documents that are incorporated by reference. Such documents will be provided to you free of charge, but will not contain any exhibits, unless those exhibits are incorporated by reference into the document. Requests should be addressed to Andrew S. Levine, Esq., Gramercy Capital Corp., 420 Lexington Avenue, New York, New York 10170, telephone number (212) 297-1000.

    Shares
    % Series A Cumulative Redeemable Preferred Stock

PROSPECTUS SUPPLEMENT
April    , 2007

Wachovia Securities

Bear, Stearns & Co. Inc.

Oppenheimer & Co.